5


                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                        AND FINANCIAL STATEMENT SCHEDULES


FINANCIAL STATEMENTS

   Report of Independent Auditors............................................F-2

   Consolidated Balance Sheets at December 31, 1997 and 1996.................F-3

   Consolidated Statements of Income for the years ended
        December 31, 1997, 1996 and 1995 ....................................F-4

   Consolidated Statements of Shareholders' Equity for the years ended
        December 31, 1997, 1996 and 1995 ....................................F-5

   Consolidated Statements of Cash Flows for the years ended
        December 31, 1997, 1996 and 1995 ..............................F-6 - F-7

   Notes to Consolidated Financial Statements.........................F-8 - F-33

   Consolidated Financial Statement Schedules:

        Schedule II - Valuation and Qualifying Accounts.....................F-34

        Schedule III - Real Estate and Accumulated Depreciation......F-35 - F-41

   All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information required is included in the Consolidated Financial Statements or notes thereto and therefore have been omitted.

                         REPORT OF INDEPENDENT AUDITORS





Shareholders and Board of Directors
Lexford, Inc.


We have audited the accompanying consolidated balance sheets of Lexford, Inc. (formerly Cardinal Realty Services, Inc.) and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the financial statement schedules listed in the accompanying index. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lexford, Inc. and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ ERNST & YOUNG LLP

Columbus, Ohio
February 16, 1998, except for Note 14,
     as to which the date is March 18, 1998


                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996
                                                                                       1997             1996
                                                                                 ---------------- -----------------
                                     ASSETS
Rental Properties (Notes 2 and 5):
  Land...........................................................................$     23,124,313 $      23,652,841
  Buildings, Improvements and Fixtures...........................................     138,244,903       137,917,083
                                                                                 ---------------- -----------------
                                                                                      161,369,216       161,569,924
  Accumulated Depreciation.......................................................      (9,151,786)       (4,478,379)
                                                                                 ---------------- -----------------
                                                                                      152,217,430       157,091,545

Investments in and Advances to Unconsolidated Partnerships,  net of an allowance of $2.6 and $1.6 million at December 31, 1997 and 1996, Respectively
  (Notes 3 and 12)...............................................................      57,111,374        54,610,421

Cash.............................................................................       2,568,890         3,593,121
Accounts Receivable, Affiliates ($1,990,967 and $4,089,328, net
  of an allowance of $941,521 and  $2,034,290, at December 31,
  1997 and 1996, Respectively), Residents and Other (Note 12)....................       4,898,993         5,044,603
Furniture, Fixtures and Other, Net (Note 1)......................................       1,719,521         1,167,579
Funds Held in Escrow (Note 1)....................................................      11,887,936        14,011,013
Intangible Assets (Note 1).......................................................       9,200,531         8,694,925
Prepaids and Other ..............................................................       1,992,921         1,154,572
                                                                                 ---------------- -----------------
                                                                                 $    241,597,596 $     245,367,779
                                                                                 ================ =================

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and Corporate Debt
  Non Recourse Mortgages (Note 5)................................................$    142,636,874 $     148,056,017
  Corporate Debt (Note 4)........................................................       7,361,682        15,263,268
                                                                                 ---------------- -----------------
                                                                                      149,998,556       163,319,285
                                                                                 ---------------- -----------------

Accounts Payable.................................................................       1,287,753         1,560,749
Accrued Interest, Real Estate and Other Taxes....................................       3,719,625         4,023,310
Other Accrued Expenses...........................................................       8,241,526         8,531,031
Other Liabilities................................................................       3,503,640         5,424,226
                                                                                 ---------------- -----------------
  Total Liabilities..............................................................     166,751,100       182,858,601
                                                                                 ---------------- -----------------

Commitments and Contingencies (Notes 7, 8, 10)

Shareholders' Equity (Notes 1 and 7):
  Preferred Stock, 1,500,000 Shares Authorized, Unissued.........................           --               --
  Common Stock, 27,000,000 Shares Authorized with No Par Value at
    Stated Value, 8,493,648 and 7,817,534 Shares Issued and
    Outstanding, at December 31, 1997 and 1996, Respectively.....................      29,122,547        29,122,547
  Additional Paid-in Capital.....................................................      25,100,166        15,968,426
  Retained Earnings..............................................................      20,623,783        17,418,205
                                                                                 ---------------- -----------------
                                                                                       74,846,496        62,509,178
                                                                                 ---------------- -----------------
                                                                                 $    241,597,596 $     245,367,779
                                                                                 ================ =================

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                       8

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                        CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                     1997               1996               1995
                                                                              ------------------  -----------------  ---------------
Revenues:
   Rental Revenues (Note 2)...................................................$       41,851,081  $      41,276,684
   Fee Based, primarily from Affiliates (Note 12).............................        15,847,032         14,164,312  $    15,906,553
   Interest, Principally from Unconsolidated Partnerships (Note 12)...........        10,680,767          8,897,233        4,361,497
   Income from Disposal of Assets-Net.........................................         1,988,611            962,761        3,408,379
                                                                              ------------------  -----------------  ---------------
                                                                                      70,367,491         65,300,990       23,676,429
                                                                              ------------------  -----------------  ---------------

Expenses:
   Property Operating and Maintenance.........................................        14,883,691         16,980,888
   Real Estate Taxes and Insurance............................................         4,060,311          4,148,545
   Property Management........................................................        12,339,727          9,366,777        8,667,358
   Administration.............................................................         5,446,969          5,030,967        4,399,349
   Performance Equity Plan (Note 7)...........................................         6,280,500                  0                0
   Nonrecurring Costs (Note 9)................................................           827,407            242,899        1,537,073
   Interest - Non Recourse Mortgages (Note 5).................................        13,769,562         14,131,780                0
   Interest - Corporate Debt (Note 4).........................................           657,349          1,098,333        1,522,087
   Depreciation and Amortization (Note 2).....................................         6,526,863          5,514,571          537,849
                                                                              ------------------  -----------------  ---------------
                                                                                      64,792,379         56,514,760       16,663,716
                                                                              ------------------  -----------------  ---------------

Income Before Income Taxes and Extraordinary Item.............................         5,575,112          8,786,230        7,012,713
Provision for Income Taxes (Note 8):
   Credited to Additional Paid-in Capital.....................................         1,809,000          3,166,000        2,356,000
   Current....................................................................           380,000            250,000          364,000
                                                                              ------------------  -----------------  ---------------
Income Before Extraordinary Item..............................................         3,386,112          5,370,230        4,292,713

Extraordinary (Loss) / Gain, Net of Income Tax  Benefit/(Provision)
of $115,000 in 1997, $1,015,000 in 1996
and ($510,000) in 1995, Respectively (Note 6).................................          (180,534)        (1,614,356)         804,022
                                                                              ------------------  -----------------  ---------------
Net Income....................................................................$        3,205,578         $3,755,874       $5,096,735
                                                                              ==================  =================  ===============



Basic Earnings Per Share:
   Income before Extraordinary Item...........................................$             0.42  $            0.71  $          0.59
   Extraordinary Item.........................................................             (0.02)             (0.21)            0.11
                                                                              ------------------  -----------------  ---------------
   Net Income.................................................................$             0.40  $            0.50  $          0.70
                                                                              ==================  =================  ===============
Diluted Earnings Per Share:
   Income before Extraordinary Item...........................................$             0.41  $            0.69  $          0.56
   Extraordinary Item.........................................................             (0.02)             (0.21)            0.11
                                                                              ------------------  -----------------  ---------------
   Net Income.................................................................$             0.39  $            0.48  $          0.67
                                                                              ==================  =================  ===============

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                       9

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                 Common Stock
                                                         ----------------------------   Additional      Retained
                                                            Shares         Amount     Paid-in Capital   Earnings           Total
                                                         ------------- -------------- --------------- -------------- ---------------
Balance, January 1, 1995.................................    6,817,254 $   29,122,547 $     5,560,000 $    8,565,596 $   43,248,143

    Shares issued in 1995, principally in connection
    with the claims resolution process (Note 1) .........      366,708

    Exercise of options under Non-Qualified Stock
    Option Plan (Note 7).................................       30,606                         35,216                        35,216

    Less: Treasury Shares Issued to Rental Properties and
          subsidiaries (Note 1)..........................       (8,248)

    Credit from utilization of pre-confirmation tax
    benefits (Note 8)....................................                                   2,866,000                     2,866,000

    Net Income for the year ended December 31, 1995......                                                  5,096,735      5,096,735
                                                         ------------- -------------- --------------- -------------- --------------
Balance, December 31, 1995...............................    7,206,320     29,122,547       8,461,216     13,662,331     51,246,094

    Shares issued in 1996, in connection with the claims
    resolution process (Note 1) .........................       13,340

    Shares issued in connection with Lexford Acquisition
    (Note 1).............................................    1,400,000                     14,000,000                    14,000,000

       Contingent........................................     (900,000)                    (9,000,000)                   (9,000,000)

    Exercise of options under Non-Qualified Stock
    Option Plan (Note 7).................................       68,616                         61,671                        61,671

    Restricted stock compensation awards and Director
    Restricted Stock Plan................................       32,334                        325,869                       325,869

    Less: Treasury Shares primarily from the redemption
          in 1996 of stock held by Unconsolidated
          Partnerships ..................................       (3,076)                       (31,330)                      (31,330)

    Credit from utilization of pre-confirmation tax
    benefits (Note 8)....................................                                   2,151,000                     2,151,000

    Net Income for the year ended December 31, 1996......                                                  3,755,874      3,755,874
                                                         ------------- -------------- --------------- -------------- --------------
Balance, December 31, 1996...............................    7,817,534     29,122,547      15,968,426     17,418,205     62,509,178

    Shares issued in 1997, in connection with the claims
    resolution process (Note 1)..........................       22,264

    Exercise of options under Non-Qualified Stock
    Option Plan (Note 7).................................       18,264                         37,778                        37,778

    Stock Compensation and Director Restricted Stock
    Plan, Net of 267,334 Shares subject to Vesting
    Restrictions (Note 7)................................      635,586                      7,399,962                     7,399,962

    Credit from utilization of pre-confirmation tax
    benefits (Note 8)....................................                                   1,694,000                     1,694,000

    Net Income for the year ended December 31, 1997......                                                  3,205,578      3,205,578
                                                         ------------- -------------- --------------- -------------- --------------
Balance, December 31, 1997...............................    8,493,648 $   29,122,547 $    25,100,166 $   20,623,783 $   74,846,496
                                                         ============= ============== =============== ============== ==============

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                       10

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                                                                            1997           1996           1995
                                                                                        ------------- -------------- --------------
Cash flows provided by/(used in) Operating activities:
Management and Investment Management activities:
   Cash received from Fee Based activities..............................................$  20,046,613 $   22,414,166 $   22,173,861
   Interest and Other Revenues received from Unconsolidated Partnerships................   12,797,325      9,074,008      4,965,246
   Cash receipts -- other...............................................................    1,913,305      2,170,253      3,261,207
   Cash paid to Vendors, Suppliers and Employees........................................  (22,337,316)   (21,784,246)   (21,784,640)
   Interest paid on Corporate Debt......................................................     (593,913)    (1,147,593)    (1,554,454)
   Income Taxes paid - City and State...................................................     (285,382)      (239,145)      (234,436)
   Taxes paid, other than Income Taxes..................................................     (108,231)       (76,575)      (553,140)
   Payments related to nonrecurring items...............................................     (342,361)    (2,221,248)      (705,075)
                                                                                        ------------- -------------- --------------
                                                                                           11,090,040      8,189,620      5,568,569
                                                                                        ------------- -------------- --------------
Rental Property activities:
   Cash received from Rental activities.................................................   41,586,891     41,297,937              0
   Cash paid on Rental activities.......................................................  (17,757,630)   (19,855,056)             0
   Real Estate Taxes....................................................................   (3,254,401)    (3,406,946)             0
   Interest paid on Mortgages...........................................................  (13,579,541)   (13,517,318)             0
                                                                                        ------------- -------------- --------------
                                                                                            6,995,319      4,518,617              0
                                                                                        ------------- -------------- --------------
Net Cash provided by Operating activities...............................................   18,085,359     12,708,237      5,568,569
                                                                                        ------------- -------------- --------------
Cash Flow provided by/(used in) Investing activities:
   Management and Investment Management Activities:
     Proceeds from Sale of Assets and Other.............................................    2,869,955      1,016,334      3,787,441
     Capital Expenditures...............................................................   (1,191,992)      (422,853)      (397,519)
     Advances to Unconsolidated Partnerships - net......................................     (992,427)    (2,556,807)    (8,565,119)
     Acquisition of Real Estate.........................................................            0              0     (1,864,736)
     Investments in Unconsolidated Partnerships.........................................   (4,696,916)             0              0
     Investment in Management Contracts.................................................   (1,700,000)             0              0
   Rental Property activities:
     Net cash flow provided by Rental activities during period
       Held for Sale (net of Interest paid of $13,692,045 in 1995).....................             0              0      3,037,826
     Capitalized Refinancing Costs......................................................            0     (1,687,492)             0
     Funding of Escrows.................................................................      290,805        (41,279)             0
     Capital Expenditures...............................................................   (2,385,951)      (681,639)             0
                                                                                        ------------- -------------- --------------
Net Cash used in Investing activities...................................................   (7,806,526)    (4,373,736)    (4,002,107)
                                                                                        ------------- -------------- --------------
Cash Flows provided by/(used in) Financing activities:
   Management and Investment Management activities:
     Proceeds from the exercise of Stock Options........................................       37,778         61,671         35,216
     Redemption of Stock held by Unconsolidated Partnerships............................            0        (31,330)             0
     Proceeds from Corporate Debt and Other.............................................            0              0     21,000,505
     Principal payments on Corporate Debt and Other.....................................   (8,035,774)    (7,052,484)   (21,859,553)
   Rental Property activities:
     Proceeds from Mortgage Debt........................................................    7,428,500     47,442,961              0
     Payments on Mortgages - principal amortization.....................................   (2,124,904)    (2,139,137)    (2,150,733)
     Payments on Mortgages - lump sum...................................................   (8,608,664)   (45,775,047)      (479,554)
                                                                                        ------------- -------------- --------------
Net Cash used in Financing activities:..................................................  (11,303,064)    (7,493,366)    (3,454,119)
                                                                                        ------------- -------------- --------------
Increase/(Decrease) in Cash.............................................................   (1,024,231)       841,135     (1,887,657)
Cash at Beginning of Year...............................................................    3,593,121      2,751,986      4,639,643
                                                                                        ------------- -------------- --------------
Cash at End of Year.....................................................................$   2,568,890 $    3,593,121 $    2,751,986
                                                                                        ============= ============== ==============

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                                                                     1997             1996            1995
                                                                                ----------------  -------------- ----------------
Reconciliation of Net Income to Net Cash
   Provided By Operating Activities:
     Net Income.................................................................$      3,205,578  $    3,755,874 $      5,096,735
     Adjustments to Reconcile Net Income to Net Cash
       Provided by Operating Activities:
         Depreciation ..........................................................       5,426,309       5,111,068          496,392
         Amortization...........................................................       1,100,554         403,503           41,457
         Provision for Losses on Accounts Receivable............................         389,361         503,421        1,138,869
         Income from Disposal of Assets -- Net..................................      (1,988,611)       (962,761)      (3,408,379)
         (Gain) / Loss on Debt Restructuring....................................         295,534       2,629,356       (1,314,022)
         Provision for Income Taxes credited to Additional Paid-in Capital......       1,694,000       2,151,000        2,866,000
         Stock Compensation credited to Additional Paid-in Capital..............       7,399,962         325,869                0
         Changes in Operating Assets and Liabilities:
           Investments in and Advances to Unconsolidated Partnerships...........       1,949,767         (94,014)        (390,570)
           Accounts Receivable and Other........................................        (339,386)     (4,339,533)         (17,039)
           Funds Held in Escrow.................................................       1,832,273      (4,857,423)         595,256
           Accounts Payable and Other Liabilities...............................      (2,879,982)      8,081,877          463,870
                                                                                ----------------  -------------- ----------------
   Net Cash Provided by Operating Activities....................................$     18,085,359  $   12,708,237 $      5,568,569
                                                                                ================  ============== ================

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

In 1995, the Company acquired four Rental Properties primarily financed with $4,770,000 of first mortgages on the properties.

In June 1995, the Company purchased from a mortgage lender the non-recourse mortgages on one Unconsolidated Partnership and four Rental Properties. The mortgages totaled $8.8 million and were acquired for $7.8 million. The Company financed the acquisition with a $7.8 million note payable to the mortgage lender. The note was repaid in June 1996.

In 1996, the Company granted deeds in lieu of foreclosure to the mortgagee for three Rental Properties. The properties had an aggregate carrying value of $3.9 million. In 1995 the Company granted deeds in lieu of foreclosure to the mortgagees for certain Rental Properties. The properties had an aggregate carrying value of $3.5 million. No significant gain or loss was recognized on these transactions because the assets and the non-recourse mortgages on each of these Rental Properties had been recorded in equal amounts.

Effective August 1, 1996, the Company acquired Lexford Properties, Inc. through a merger with a wholly owned subsidiary of the Company. The Company issued 1,400,000 shares of its Common Stock (valued at $14,000,000) in consideration of the acquisition; however 900,000 of the shares issued (valued at $9,000,000) are subject to forfeiture, in whole or in part, if the Company's combined property management operations fail to achieve certain profitability criteria on or before the end of the Company's 1999 fiscal year.

In October 1997 the Company sold two Rental Properties. The buyer assumed the mortgages with a carrying value of $2.3 million.

In 1997 and 1996, all interest incurred was expensed. In 1995 the interest incurred on the Rental Properties was capitalized as the properties were Held for Sale, while interest on corporate debt was expensed (SEE NOTE 2).

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 1:     BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Business

            The principal business of Lexford, Inc., formerly Cardinal Realty Services, Inc., and its subsidiaries (the "Company") is the ownership and management of multi-family apartment properties. The Company changed its name in October 1997 to emphasize its new executive and property management personnel and to eliminate the negative stigma associated with the "Cardinal" name due to its bankruptcy filing in 1989. The Company is also involved in the acquisition and redevelopment of multifamily apartment properties.
            The Company holds an ownership interest in apartment communities either as (i) the sole owner of various limited partnerships or subsidiaries which own apartment communities (the "Rental Properties" or "Wholly Owned Properties"), or (ii) the general partner in various limited partnerships which own apartment communities (the "Unconsolidated Partnerships" or "Syndicated Partnerships"). The Rental Properties and the apartment communities owned by the Unconsolidated Partnerships are collectively referred to as the "Properties". The Company's general partner interests in the Unconsolidated Partnerships ranges from 1.0% to 10.0%, but typically 9.0% to 10.0%. The limited partnership interests in the Unconsolidated Partnerships are substantially all owned by unrelated third party investors. The Company also has receivables, typically in the form of second mortgages, from the Unconsolidated Partnerships that generate a majority of the interest income recognized by the Company.

            The majority of the Properties are located in the midwest and southeast United States, with the heaviest concentrations in Florida, Ohio, Georgia, Indiana, Michigan and Kentucky. The typical Property is comprised of multiple single story buildings with studio, one and two bedroom apartments. Substantially all of the Properties have non-recourse first mortgage indebtedness which is owed to financial institutions. The Company is not dependent for its revenues on any particular Property and the loss of any Property would not be material to the Company's financial position. Geographic distribution of the Properties also minimizes the Company's exposure to local economic conditions.

            The Company has historically engaged in and derived revenues from, two distinct businesses: the real estate investment business in which it owns and operates multi-family residential real estate ("Investment Management" or "Real Estate Investment Business") and the real estate services business ("Management Services" or "Real Estate Services Business") in which it provides fee-based management and other services to multi-family apartment communities, including services to properties in which the Company does not have an ownership interest ("Third Party Owners") and their residents.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

 NOTE 1:    BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            Investment Management

            The objective of the Company's Investment Management division is to maximize the value of its real estate holdings and its returns on real estate investments. The Company performs these functions both with respect to the Rental Properties as well as the Unconsolidated Partnerships. The Company strives to obtain and maintain the best available financing for the Properties and to maximize the Properties' operating performance. The Company evaluates the performance of all real estate holdings to identify investment requirements, under-performing Properties or those that can be sold at an attractive price relative to their performance.

            The Company's Investment Management division, acting in the Company's capacity as general partner of the Unconsolidated Partnerships, provides asset management services to the Unconsolidated Partnerships. In addition, the Company's Investment Management division performs the following services for the accounts of the co-owners (limited partners) of the Unconsolidated
            Partnerships: informational and financial reporting services (including tax return preparation and provision of tax return information to the limited partners) and capital and financial planning (including determination of reserves, funding of capital requirements and administration of capital distributions to partners).

            Management Services

            The Company's Management Services division is charged with the conduct of the Company's property management business. The Company's property management business involves all traditional elements of third party property management including: day-to-day management and maintenance of multi-family residential apartment properties, attracting and retaining qualified residents, collecting rents and other receivables from residents, providing cash management services for rental revenues, security deposits, taxes and insurance and deferred maintenance escrows, and compiling and furnishing information to property owners.

            Effective August 1, 1996, the Company acquired Lexford Properties, Inc. ("Lexford Properties") by merger of a wholly owned subsidiary of the Company with and into Lexford Properties. On that date, Lexford Properties became a wholly owned subsidiary of the Company. Lexford Properties has been engaged in the business of third party property management services to Third Party Owners since commencing business operations in June 1988. Lexford Properties has succeeded to the operation of the Company's Management Services Division.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

 NOTE 1:    BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            Lexford Properties also operates an adjunct business which the Company refers to as "Preferred Resource" (formerly referred to as Ancillary Services or Preferred Vendor). The Preferred Resource business currently provides assistance to most of the Properties managed by Lexford Properties, in the acquisition of needed parts and supplies and the management of a coordinated buying group enjoying substantial volume discounts. In consideration of these services for the benefit of the Unconsolidated Partnerships, the Company generates income by retaining some portion of discounts earned. In addition, Preferred Resource provides services to residents such as renter's insurance.

            Fresh Start Accounting

            The Company adopted a method of accounting referred to as fresh start ("Fresh Start") reporting as of September 11, 1992 ("The Effective Date") as a result of the Company's judicial plan of reorganization (the "Plan of Reorganization"). The Company prepared financial statements on the basis that a new reporting entity was created with assets and liabilities recorded at their estimated fair values as of the Effective Date. At the Effective Date, to the
            extent the non-recourse debt on certain Rental Property assets exceeded the estimated fair value of the Rental Property, the Company reduced the contractual amount of the related non-recourse first mortgage debt by the amounts of the deficiency (the "Mortgage Deficiencies"). The contractual mortgage balance, net of any applicable Mortgage Deficiency, is referred to as the "Carrying Value" of the mortgage. In addition, the Plan of Reorganization
            provided  for  the  issuance  of  the  Company's   common  stock  in
            satisfaction of claims. In accordance with the Plan of Reorganization, a total of 6,645,246 shares were issued to satisfy claimants in the bankruptcy case. During 1997, 22,264 shares were released to claimants upon final resolution of all claims.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 1:     BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            Lexford Properties Acquisition

            Effective August 1, 1996 the Company acquired Lexford Properties by way of a merger (the "Lexford Merger") of a wholly owned subsidiary of the Company with and into Lexford Properties. The acquisition was accounted for as a purchase. The terms of the Lexford Merger provided that the Company would succeed to the ownership of all of the issued and outstanding stock of Lexford Properties and the shareholders of Lexford Properties would receive 1,400,000 shares of restricted, newly issued Common Stock. For purposes of the Lexford Merger, the Common Stock was valued at $10 per share. $9.0 million, or 900,000 shares, of the purchase price is subject to forfeiture in whole or in part in the event Lexford Properties does not achieve certain profitability criteria by December 31, 1999. These shares are held in escrow pending release or forfeiture. If and when Lexford Properties attains some or all of the profitability criteria the corresponding number of shares (up to all 900,000 shares) subject to forfeiture will be released without contingency and the Company will record the additional purchase price. The Lexford Properties shareholders received 500,000 shares of Common Stock free of contingencies. The 900,000 shares subject to forfeiture are not reflected in the Shareholders' Equity section of the Company's Consolidated Balance Sheets nor in the Consolidated Statements of Shareholders' Equity presented herein (SEE NOTE 14).

            Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

            Fair Value of Financial Instruments

            The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of FASB Statement No. 107, Disclosure About Fair Value of Financial Instruments. The fair value of Cash and Funds Held in Escrow is equal to their respective carrying amounts. For Investments in and Advances to Unconsolidated Partnerships, the Company used the Fresh Start accounting methodology used at the Effective Date to estimate the value at December 31, 1997 and 1996, which value approximated $140.3 million and $133.4 million, respectively. Such methodology is generally based on estimates of the fair market value of the apartment communities owned by the Unconsolidated Partnerships, less related indebtedness senior to the Company's investments and advances. The Investments in and Advances to Unconsolidated Partnerships consist substantially of second mortgage loans receivable, whose ultimate repayment is subject to a number of variables, including the performance and value of the underlying real estate property and the ultimate timing of repayments of the receivables. Considerable judgment is required in the interpretation of market data to develop estimates of fair value, accordingly, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amounts (SEE NOTE 3).

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


NOTE 1:     BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            The carrying value of the amounts comprising the Company's corporate debt as described in Note 4 approximate their fair value based upon the Company's current borrowing rates for similar types of borrowing arrangements. The carrying amount of accrued interest approximates its fair value.

            As further described in Note 5, at December 31, 1997 mortgages on the Company's Rental Properties in the amount of $142.6 million had contractual balances totaling $150.3 million (resulting in an aggregate Mortgage Deficiency of $7.7 million). Interest rates on the mortgages ranged from 7.0% to 10.0% with rates being fixed on approximately $142.1 million of the contractual balances (SEE NOTE
            5). The Carrying Value of the amounts comprising the mortgages on Rental Properties as described in Note 5, approximate their fair value based upon the Company's borrowing rates for similar types of mortgage debt.

            Basis of Presentation

            The consolidated financial statements include the accounts of Lexford, Inc. and its wholly owned subsidiaries, and all entities which the Company has majority interest or control. All significant intercompany balances and transactions (except for Fee Based Revenues and related expenses generated from Rental Properties in
            1995) have been eliminated in consolidation. Total Revenues from Rental Properties (during the period such properties were held for sale) amounted to $3.6 million for the year ended December 31, 1995. Any gross profit on such revenues has been eliminated in consolidation (SEE NOTE 2).

            Reclassification

            Certain  amounts  in  the  1995  and  1996  Consolidated   Financial
            Statements   have  been   reclassified   to   conform  to  the  1997
            presentation.

            Rental Properties (previously Held for Sale)

            During 1995 and prior years, the Company classified the Rental Properties as Held for Sale. However, based upon mortgage debt that had been restructured with favorable amortization terms, combined with improved net operating income and cash flow performance, management decided to retain the Rental Properties for investment.
            Therefore, commencing January 1, 1996, the Company changed the classification of the Rental Properties and discontinued the Held for Sale accounting treatment. The Rental Properties are carried at lower of cost or fair value and depreciated over their estimated remaining useful lives, typically approximately 30 years, using the straight-line method for financial reporting purposes and tax purposes. The Company capitalizes interior replacement costs and major building exterior improvements, and depreciates the assets over their estimated useful lives ranging from five to 20 years (SEE
            NOTE 2). The Company evaluates its Rental Properties periodically for indicators of impairment, including recurring operating losses and other significant adverse changes in the business climate that affect the recovery of the recorded asset value. If Rental Property is considered impaired, a loss is provided to reduce the net carrying value of the asset to its estimated fair value. Management is not aware of any indicator that would result in any significant impairment loss.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 1:     BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            Investments in and Advances to Unconsolidated Partnerships

            Investments in and Advances to Unconsolidated Partnerships represent the Company's general partners' interest and advances to non-controlled partnerships which own multi-family apartment communities. The carrying value represents the allocation of the estimated fair value of the underlying real estate assets as of the Effective Date or, if later, date of purchase or investment and, as described in Note 3, the contractual amounts of the receivables are significantly more than the recorded amounts. These receivables generally include long-term second mortgages and other receivables. In addition, subsequent to the Effective Date, the Company has made advances to the Unconsolidated Partnerships. These advances primarily relate to operating needs and supplemental funding for refinancing transactions, and bear interest at prime plus one percent. Interest is accrued on the recorded values of the second mortgages and certain of the other receivables based upon contractual interest rates, and allowances are provided for estimated uncollectible interest based upon the underlying Properties' net cash flows. In certain instances, cash flow received in excess of accrued second mortgage interest on the recorded values of the second mortgages is recorded as income. The Company is also entitled to receive incentive management fees and supplemental second mortgage interest based upon certain levels of cash flows of certain of the underlying Properties. Also, in the event the underlying Properties are sold or refinanced, the Company is generally entitled to a participation interest in the net proceeds, as a general partner and/or a second mortgage holder. The realization of the Investments in and Advances to Unconsolidated Partnerships is dependent on the future operating performance of the Unconsolidated Partnerships.

            Prior to November 1, 1997, the Company accounted for its investments by the cost method. Effective November 1, 1997, based on the Company's board of directors decision to seek to acquire ownership of third party equity interests in substantially all of the Unconsolidated Partnerships, the Company began accounting for its investments on the equity method. The Company's share of net income or loss of the Unconsolidated Partnerships is classified with Fee Based Revenues in the Consolidated Statement of Income (SEE NOTES 3 AND 14).

            In December 1997, the Company purchased a non-controlling interest in certain limited partnerships that have an ownership interest and/or other investments in 15 properties, comprising approximately 3,400 units. The purchase price of $3.3 million is included in Investments in and Advances to Unconsolidated Partnerships at December 31, 1997. The Company is accounting for these investments under the equity method.

            Furniture, Fixtures and Other, Net

            Furniture and fixtures, net of accumulated depreciation of $2.5 million and $1.8 million at December 31, 1997 and 1996, respectively, are recorded at cost and are depreciated over their estimated useful lives ranging from three to 10 years, using the straight-line method for financial reporting purposes and various accelerated or straight-line methods for income tax purposes.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 1:     BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            Funds Held in Escrow

            The amounts at December 31, 1997 and 1996 include funds of $6.7 million and $7.0 million, respectively, escrowed by Rental Properties for improvements and deferred maintenance, real estate taxes, insurance and resident security deposits. In addition, the Company is holding $2.0 million and $3.0 million, at December 31, 1997 and 1996, respectively, as funds held primarily for payment of insurance premiums which are collected from the Properties. At
            December 31, 1997 and 1996 the Company's Funds Held in Escrow also includes $3.2 million and $4.0 million, respectively, of funds received from the settlement of litigation brought against the Company's former insurance carrier to prosecute policy claims for termite infestation losses at certain of the Properties. These funds are being used to pay additional litigation costs associated with the Company's prosecution of claims against its former excess coverage insurance carrier. The Company's Other Liabilities includes $1.9 million and $3.4 million at December 31, 1997 and 1996, respectively, representing the settlement proceeds from the litigation allocable to certain Unconsolidated Partnerships.

            Revenue Recognition

            Rental revenue is recognized as income in the period earned.

            Intangible Assets

            Intangible Assets at December 31, 1997 and 1996 is primarily comprised of goodwill and management contracts, net of accumulated amortization of approximately $816,700 and $129,600, respectively. In 1997, the Company acquired management contracts on a group of affiliated properties for $1.7 million. The goodwill and management contracts related to the Lexford Properties Acquisition is being amortized on the straight line basis over 25 years and 10 years, respectively. In the third quarter of 1997, the Company recorded a charge of approximately $364,000 as an amortization adjustment to the value assigned to the third party management contracts acquired with the Lexford Properties Acquisition. The adjustment was based upon the significant decline in the number of third party management contracts. The management contracts purchased in 1997 are being amortized on the straight line basis over seven years.

            Intangible Assets also includes deferred financing costs at December 31, 1997 and 1996 of $2.5 million and $2.7 million, respectively. The costs relate to mortgage refinancings on the Rental Properties and are amortized over the terms of the respective loans.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 1:     BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            Earnings Per Share

            In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented and, where appropriate, restated to conform with the Statement 128 requirements. Also see Note 14 - Subsequent Events regarding two for one stock exchange.

            The following table shows the amounts used in computing basic and diluted earnings per share as well as weighted average numbers of shares outstanding and the effect on income of restricted common stock and stock options with dilutive potential.


                                                                       1997               1996               1995
                                                                  ---------------    ---------------   ----------------
Numerator for Basic and Diluted Earnings Per Share:
     Income before Extraordinary Items                            $     3,386,112    $     5,370,230   $      4,292,713
     Extraordinary Item                                                  (180,534)        (1,614,356)           804,022
                                                                  ---------------    ---------------   ----------------
     Net Income                                                         3,205,578          3,755,874          5,096,735
                                                                  ===============    ===============   ================

Denominator:
     Denominator for Basic Earnings Per Share -
     Weighted Average Shares                                            8,071,970          7,537,298          7,256,100
     Effect of Dilutive Securities:
         Stock Options                                                    171,862            192,166            260,956
         Time Vesting Restricted Stock Awards                              70,084             95,210             69,000
                                                                  ---------------    ---------------   ----------------
     Dilutive Potential Common Shares                                     241,946            287,376            329,956
                                                                  ---------------    ---------------   ----------------

     Denominator for Diluted Earnings Per Share -
     Adjusted Weighted Average Shares                                   8,313,916          7,824,674          7,586,056
                                                                  ===============    ===============   ================

Basic Earnings Per Share:
     Income Before Extraordinary Item                             $          0.42    $          0.71   $           0.59
     Extraordinary Item                                                     (0.02)             (0.21)              0.11
                                                                  ---------------    ---------------   ----------------
     Net Income                                                   $          0.40    $          0.50   $           0.70
                                                                  ===============    ===============   ================

Diluted Earnings Per Share:
     Income Before Extraordinary Item                             $          0.41    $          0.69   $           0.56
     Extraordinary Item                                                     (0.02)             (0.21)              0.11
                                                                  ---------------    ---------------   ----------------
     Net Income                                                   $          0.39    $          0.48   $           0.67
                                                                  ===============    ===============   ================

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 1:     BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            In August, 1996, the Company issued 1,400,000 shares of Common Stock in connection with the Lexford merger, 900,000 shares of which remain subject to forfeiture in whole or in part. The 900,000 shares subject to forfeiture are contingent upon achieving certain profitability criteria. The 900,000 contingent shares are excluded from the weighted average shares outstanding because profitability criteria have not been met (SEE "LEXFORD PROPERTIES ACQUISITION").

            The weighted average shares outstanding excludes 267,334 shares of Common Stock awarded to certain officers which vesting is contingent upon the Company achieving certain performance criteria that were not met as of December 31, 1997. In addition, weighted average stock options for 8,000 shares were excluded from weighted average shares outstanding since the exercise price exceeded the average stock price. For additional disclosures regarding outstanding employee stock options, SEE NOTE 7.

            In February 1997, the Company retired approximately 420,600 shares that were previously held as treasury shares.

NOTE 2:     RENTAL PROPERTIES

            During 1995 and prior years, the Company had attempted to market and sell the Rental Properties and classified the Rental Properties as Held for Sale. While the Rental Properties were held for sale, the results of operations from the Rental Properties were credited to the carrying value of the real estate and no revenues, operating expenses or depreciation were included in the Consolidated Statements of Income. Cash flows from the Rental Properties prior to 1996 were classified as Cash Flow Provided by Investing Activities. Commencing January 1, 1996, based upon management's decision to retain the Rental Properties for investment, the operations, including a provision for depreciation, of the Rental Properties have been fully consolidated in the Company's Consolidated
            Statements  of  Income.  Further,  the  cash  flows  of  the  Rental
            Properties have been reclassified as Cash Flows Provided by Operating Activities.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 2:     RENTAL PROPERTIES (cont'd)

            Condensed combined balance sheets, with intercompany payables and receivables eliminated, of the Company's 111 and 113 Rental
            Properties as of December 31, 1997 and 1996, respectively, are as follows:

                                                                          1997                   1996
                                                                   ------------------    -----------------
                              ASSETS
Net Rental Properties                                              $      152,217,430    $     157,091,545
Cash                                                                        2,619,761            3,322,494
Accounts Receivable                                                           817,948              324,772
Funds Held in Escrow                                                        6,689,337            6,980,142
Intangible Assets                                                           2,492,029            2,721,365
Prepaids and Other                                                            310,292              832,132
                                                                   ------------------    -----------------
                                                                   $      165,146,797    $     171,272,450
                                                                   ==================    =================

                      LIABILITIES AND EQUITY
Non Recourse Mortgages Payable:
   Contractual                                                     $      150,284,725    $     157,381,603
   Mortgage Deficiency                                                     (7,647,851)          (9,325,586)
                                                                   ------------------    -----------------
                                                                          142,636,874          148,056,017
Accounts Payable                                                              561,203            1,160,426
Accrued Interest and Real Estate Taxes                                      2,825,450            2,961,795
Other Accrued Expenses                                                      1,175,438            1,337,083
Other Liabilities                                                             959,987              683,202
                                                                   ------------------    -----------------
                                                                          148,158,952          154,198,523
Equity                                                                     16,987,845           17,073,927
                                                                   ------------------    -----------------
                                                                   $      165,146,797    $     171,272,450
                                                                   ==================    =================

            Condensed consolidated statement of income of the 116 Rental Properties while Held for Sale, including intercompany expenses, for the year ended December 31, 1995 is as follows:


                                                                                                1995
                                                                                        ------------------
Rental Revenues                                                                         $       40,000,678
Operating Expenses                                                                             (18,691,062)
                                                                                        ------------------
   Net Operating Income                                                                         21,309,616

Improvements and Replacement Expense                                                            (2,213,586)
Improvements and Replacement Expense funded from Escrows                                        (1,746,156)
Interest Expense (contractual interest of approximately $14,562,000)                           (13,549,258)
Other Expenses                                                                                  (1,464,630)
Reorganization Expenses                                                                            (96,227)
                                                                                        ------------------
   Income, less expenses, excluding depreciation                                        $        2,239,759
                                                                                        ==================

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


NOTE 3:     INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS

            The Investments in and Advances to Unconsolidated Partnerships net of allowances of $2.6 million and $1.6 million, respectively, are comprised of the following major components:

                                                  1997               1996
                                             ---------------    --------------
Second Mortgage Notes                            $35,778,288       $36,450,176
Advances, since the Effective Date                14,770,765        14,271,906
Investments in Unconsolidated Partnerships         3,395,474                 0
Other, including accrued interest                  3,166,847         3,888,339
                                             ---------------    --------------
                                                 $57,111,374       $54,610,421
                                             ===============    ==============

            The majority of the second mortgage notes bear interest at 6%. Interest income is accrued based upon the Fresh Start value of the second mortgage notes, as described in Note 1. The advances currently bear interest at prime plus 1%. At December 31, 1997 and 1996, the contractual obligations of the Unconsolidated Partnerships on account of second mortgages, advances and other payables, including related interest, aggregated $232.5 million and $238.7 million, respectively. Amounts due under second mortgages are collateralized substantially by all the real estate assets of the Unconsolidated Partnerships and are subordinate to the first mortgage debt. There can be no assurance that the Company will collect the full carrying value of, or any additional contractual balances owing under, these receivables.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 3:     INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS(cont'd)

            Following is a summary of financial position and results of operations of the 394 Unconsolidated Partnerships at December 31, 1997 and 406 Unconsolidated Partnerships at December 31, 1996 and 1995. The presentation does not include data for 15 additional Unconsolidated Partnerships in which the Company made initial investments in December 1997 (SEE NOTE 1 - "INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS")


                                                           1997                  1996                 1995
                                                    -------------------   -------------------  -------------------

Real Estate Assets, Net                             $       394,138,048   $       413,430,542  $       427,165,373
Cash, Funds Held in Escrow and
   Resident Receivables                                      32,117,034            35,821,876           33,579,786
Other Assets                                                 12,721,170            14,650,648           11,610,306
                                                    -------------------   -------------------  -------------------
   Total Assets                                     $       438,976,252   $       463,903,066  $       472,355,465
                                                    ===================   ===================  ===================

Non Recourse Mortgage Debt                                  437,235,691           456,926,896          457,388,544
Other Liabilities                                            21,613,975            25,175,139           20,499,327
Amounts Due to the Company                                  232,511,337           238,676,999          237,098,604
                                                    -------------------   -------------------  -------------------
                                                    $       691,361,003   $       720,779,034  $       714,986,475
                                                    -------------------   -------------------  -------------------
   Net Deficit                                      $      (252,384,751)  $      (256,875,968) $      (242,631,010)
                                                    ===================   ===================  ===================

Rental and Other Revenues                           $       123,922,337   $       122,712,181   $      117,213,041
                                                    ===================   ===================  ===================
Net Loss                                            $        (5,019,247)  $       (13,732,614)  $      (12,482,318)
                                                    ===================   ===================  ===================

Company's Share of Loss (Equity Method)
   November 1 through December 31, 1997             $           (80,644)
                                                    ===================



            Prior to November 1, 1997 and during 1996 and 1995 the Company's share of loss relating to its investment in Unconsolidated Partnerships was not recorded because the Company accounted for the investment under the cost method (SEE NOTE 1).

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 4:     CORPORATE DEBT

            Corporate debt consisted of the following at December 31, 1997 and 1996:


                                                                               1997                      1996
                                                                      ----------------------    ----------------------
Amended and Restated Revolving Credit Facility
   principal payable March 30, 2000;
   interest payable monthly in arrears
   at Prime minus 1% (7.5% for 1997)                                  $            2,572,092    $                    0
Reducing Balance Revolving Credit
   Agreement - amended in 1997                                                             0                 9,110,816
Acquisition Term Debt - principal and interest in monthly
   installments of $139,435 through March 31, 2001; interest
   at a fixed rate of 7.25%                                                        4,733,283                 6,007,232
Other notes payable                                                                   56,307                   145,220
                                                                      ----------------------    ----------------------
                                                                      $            7,361,682    $           15,263,268
                                                                      ======================    ======================

            On September 30, 1997 the Company entered into an Amended and Restated Loan and Security Agreement with the Provident Bank ("Bank"). The new revolving credit facility ("Facility"), is for $35 million and represents an increase to and replacement of the former Provident revolving credit facilities and commitments ("Former Lines"), consisting of a $3 million working capital revolving credit facility ("Working Capital Line"), and a $22 million reducing balance revolving line ("Reducing Line") and a committed $10 million acquisition line ("Acquisition Line"). The scheduled term of the Facility expires March 30, 2000, although the Company may elect from time to time to reduce the Facility and convert all or any portion of the principal amount outstanding under the Facility into a five year term loan. Revolving loans under the Facility bear interest equal to the Bank's prime rate of interest, currently 8.5%, minus 1%. The Facility and Acquisition Term Debt continues to be secured by all of the Company's assets, subject to the interest of the first mortgage holder on non recourse mortgage debt of the Rental Properties. At December 31, 1997 the Company had unrestricted credit availability of approximately $31.7 million. This amount is net of $767,400 restricted for unfunded stand-by letters of credit for 1997.

            The Company's loan agreements contain restrictive covenants, including but not limited to, the maintenance of certain net worth, financial ratios, certain restrictions on incurrence of additional debt and certain restrictions on acquisitions.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 4:     CORPORATE DEBT (cont'd)

            The Company's annual long-term debt maturities following December 31, 1997 are:



                       1998              $         1,419,915
                       1999                        1,503,254
                       2000                        4,162,150
                       2001                          276,363
                                         -------------------
                                         $         7,361,682
                                         ===================

NOTE 5:     NON RECOURSE MORTGAGES

            In  connection  with Fresh Start  reporting as further  described in
            Note 1, mortgages on Rental Properties were restated to their estimated fair value as of the Effective Date. The contractual principal balances of the mortgages on Rental Properties exceed the carrying values by $7.7 million and $9.3 million at December 31, 1997 and 1996, respectively. The mortgages are non recourse, are collateralized by the Rental Properties (generally on a single Rental Property by Rental Property basis, although a portfolio of mortgages on 26 Rental Properties are cross-collateralized and cross-defaulted) and are payable over periods through 2007. At December 31, 1997 contractual interest rates ranged from 7.0% to 10.0% with fixed rates on approximately $142.1 million of the outstanding contractual mortgage balances. Interest expense is recorded using the effective interest method based upon the carrying value of the mortgage debt. The weighted average effective interest rate was 8.63% at December 31, 1997. The weighted average contractual interest rate and term to maturity on the mortgages on Rental Properties, was 8.61% and 6.2 years at December 31, 1997. The annual debt service requirement was $15.2 million at December 31, 1997. In addition, ten Rental Properties have second mortgage debt totaling $1.5 million at December 31, 1997, that requires the application of all excess cash flow from operations to be applied to the outstanding principal on such debt. The range of interest rates and related carrying amounts of mortgages payable at December 31, 1997 is as follows:


      Contractual                    Contractual                Carrying
           Rate                        Balance                    Value
----------------------------  -----------------------   -----------------------
       Less than 8.0%         $            15,979,531   $            14,351,759
        8.01% - 9.0%                      120,960,409               116,421,071
      More than 9.01%                      13,344,785                11,864,044
                              -----------------------   -----------------------
                              $           150,284,725   $           142,636,874
                              =======================   =======================

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 5:     NON RECOURSE MORTGAGES (cont'd)

            Minimum estimated repayment requirements of mortgages for the next five years based upon the contractual principal balances are as follows:



                                     Contractual
                                       Amounts
                                  -------------------
                     1998        $        10,009,959
                     1999                  4,738,553
                     2000                  7,408,432
                     2001                 22,365,496
                     2002                  9,072,499
               Thereafter                 96,689,786
                                 -------------------
                                 $       150,284,725
                                 ===================

NOTE 6:     EXTRAORDINARY ITEM - REFINANCED MORTGAGE DEBT

            During 1997, the Company refinanced mortgages on six Rental Properties. Mortgage indebtedness on these Rental Properties, with a contractual value of approximately $7.4 million and a Carrying Value of approximately $7.1 million, was refinanced with mortgages bearing a fixed rate of interest ranging from 7.45% to 9.03%, with 25 year amortization and ten year maturities. Annual debt service on the affected Rental Properties decreased approximately $18,000. An extraordinary non-cash loss of approximately $180,000, net of tax benefits, resulted from the mortgage debt refinancings of the Rental Properties. The loss arose from the mortgages repaid from refinance proceeds at the contractual balance which exceeded the Carrying Value of the mortgages (SEE NOTE 1).

            The refinancing of mortgages on the Unconsolidated Partnerships generated loan fee revenue of approximately $130,000 in 1997 as compared to $752,000 and $886,000 in 1996 and 1995, respectively. The fees were based upon a graduated percentage of the new loan amounts and are classified with Fee Based Revenue in the Consolidated Statements of Income.

            In 1996 and 1995, the Company completed modification or refinancing transactions on Rental Properties and Unconsolidated Partnerships which resulted in an extraordinary non-cash loss of $1.6 million, net of tax benefits in 1996 and an extraordinary gain on discharge of indebtedness net of closing costs reserves and taxes of approximately $804,000 in 1995. The loss arose from those mortgages repaid from refinance proceeds at the contractual balance which exceeded the Carrying Value of the mortgage (SEE NOTE 1).

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 7:     STOCK BASED COMPENSATION

            The company provides stock based compensation to employees and non-employee directors including stock options, stock awards and stock in lieu of cash payments under various plans and contractual arrangements.

            Performance Equity Plan

            In October 1997, the shareholders of the Company approved the Company's 1997 Performance Equity Plan (the "Performance Plan"). The Performance Plan authorizes the grant of restricted stock awards to certain officers and non-employee directors. The Performance Plan has a three year term (1997 through 1999), with increasing performance goals associated with each year of the term. A total of 636,000 shares of restricted Common Stock are available for grants. On October 7, 1997 the Compensation Committee of the Company's Board of Directors authorized restricted stock grants for the full 636,000 shares. Vesting under the Performance Plan occurs only upon attainment of specified performance goals. The performance goals are stated as percentage increases over base line amounts established, and as defined, in the Performance Plan approved by shareholders. Any awards that remain non-vested after the third year will be forfeited.

            In 1997, 424,000 shares awarded under the Performance Plan vested upon achievement of the performance goals. The vesting of these shares resulted in a non-cash charge in the fourth quarter of 1997 of approximately $6.3 million.

            Incentive Equity Plan and Other Stock Compensation

            The Company also has an Incentive Equity Plan (the "Incentive Plan"), that was established in 1992 and amended with shareholder approval in 1995, that authorizes the Company's issuance of stock in connection with stock options and restricted stock awards. The
            Incentive Plan, which benefits officers, key employees and non-employee directors, authorized approximately 1,182,000 shares for officers and key employees and approximately 280,400 shares for non-employee directors. At December 31, 1997, 287,036 shares remain available for officers and key employees and approximately 64,400 shares remain available for grants of stock options to non-employee directors. The shares of stock available for future options and awards may be granted at the discretion of the Company's Board of Directors or its Compensation Committee. Approximately 496,800 of the 895,200 shares or options previously issued under the Equity Plan are held by officers and key employees currently employed by the Company and all of the non-employee director shares or options issued are held by individuals currently serving as directors.

            In 1997, the Company granted to officers and key employees stock options for the purchase of 72,550 shares, 15,000 shares of restricted stock, and 18,000 shares of stock with vesting contingent on certain Company performance criteria. In addition, stock options for the purchase of 32,000 shares, and 4,000 shares of restricted stock were granted to non-employee directors in 1997. In addition, certain officers and key employees received 8,620 shares of stock in lieu of cash compensation in 1997 and 150,800 shares were issued under employment agreements.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 7:     STOCK BASED COMPENSATION (cont'd)

            In 1996, the Company granted stock options for 152,000 shares, including 32,000 to non employee directors, restricted stock awards for 99,000 shares and deferred stock awards for 76,000 shares. The restricted stock awards included up to 35,000 shares as a Company match of shares if purchased by officers by April, 1997, and 64,000 shares which vest ratably over time. The deferred stock awards vest upon achievement of specified performance criteria.

            The shares authorized under the Incentive Plan in 1992 were provided for in the Plan of Reorganization, prior to the Effective Date. Therefore these shares were deemed awarded prior to the Effective Date with no compensation expense recorded for periods subsequent to the Effective Date. Awards of shares provided for in the amendment to the Incentive Plan in 1995, depending on the nature of the award, may be reflected as compensation over the vesting period. Compensation expense resulting from transactions under this plan and other stock compensation arrangements was $842,600 and $207,500 for 1997 and 1996, respectively, in addition to the non cash charge recorded for the Performance Plan. There was no stock compensation expense in 1995. The weighted average per share value at grant date of the restricted and deferred stock awards was $14.68 and $9.29 for 1997 and 1996, respectively.

            In 1996, the shareholders of the Company approved the director restricted stock plan (the "Director Plan") that provides for compensation earned by the directors to be paid, at the option of the Directors, in whole or in part, in shares of stock in lieu of cash fees. The Director Plan authorized 100,000 shares, of which approximately 66,800 shares remain available at December 31, 1997. In 1997 and 1996 the Company recorded compensation expense of $276,800 and $118,400, respectively, related to the Director Plan.

            Stock Option Valuation

            The  Company  has  elected  to follow  Accounting  Principles  Board
            Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee and director stock options, because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock Based Compensation," ("FASB 123") requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

            Pro forma information regarding net income and earnings per share is required by FASB 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of the grant using Black-Scholes option pricing model.

            The following assumptions were utilized in the pricing model: a weighted average risk free interest rate of 5.6% in 1997 and 6.5% in 1996 and 1995; dividend yield of one percent; volatility factors of the expected market price of the Company's common stock of 0.248 in 1997 and 0.236 in 1996 and 1995; and a weighted average expected life of 6.3 years in 1997, seven years in 1996 and eight years in 1995.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


NOTE 7:     STOCK BASED COMPENSATION (cont'd)

            The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restriction and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

            For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options vesting period. The Company's pro forma information follows:


                                          1997           1996           1995
                                      ------------- -------------- -------------
Pro forma net income                  $   3,026,754 $    3,629,797 $   5,090,716
                                      ============= ============== =============
Pro forma basic earnings per share    $        0.37 $         0.48 $        0.70
                                      ============= ============== =============
Pro forma diluted earnings per share  $        0.36 $         0.46 $        0.67
                                      ============= ============== =============

            The following table summarizes the Company's stock option activity, and related information for the years ended December 31, 1997, 1996 and 1995 (in thousands except for exercise prices):


                                                        1997                   1996                      1995
                                                 -------------------  ----------------------    ----------------------
                                                          Weighted                Weighted                  Weighted
                                                            Ave.                    Ave.                      Ave.
                                                          Exercise                Exercise                  Exercise
                                                 Options    Price      Options      Price        Options     Price
                                                 -------------------  ---------- -----------    --------- ------------
Options outstanding at beginning of year              352      $5.45         270       $2.05          270        $1.17
                                                 -------------------  ---------- -----------    --------- ------------
     Options granted                                  104     $12.27         152       $9.44           35        $8.63
     Options exercised                                (18)     $2.07         (68)      $0.90          (31)       $1.14
     Options forfeited                                 (4)     $9.59          (2)      $1.31           (4)       $1.31
                                                 -------------------  ---------- -----------    --------- ------------
 Options outstanding at end of year                   434      $7.20         352       $5.46          270        $2.05
                                                 ===================  ========== ===========    ========= ============

 Options exercisable at end of year                   234      $4.17         176       $2.60          192        $1.11
                                                 ===================  ========== ===========    ========= ============
 Weighted Ave.  Fair Value of Options                          $4.15                   $3.19                     $3.42
      Granted during the Year                            ===========             ===========              ============


                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

 NOTE 7:    STOCK BASED COMPENSATION (cont'd)

            Options awarded have an exercise price equal to or greater than the market price of the Common Stock at the time of the award, and are subject to vesting schedules as determined by the Company's Board of Directors or its Compensation Committee. The options granted expire, if not exercised, ten years from the date on which the option was granted. Exercise prices for options outstanding as of December 31, 1997 ranged from $0.71 to $15.50 per share with a weighted average remaining term of 7.3 years. At December 31, 1997, there were options outstanding to purchase approximately 152,000 shares at an exercise price less than $5 and approximately 282,000 shares at an exercise price in excess of $5.

 NOTE 8:    INCOME TAXES

            The Company and its subsidiaries file a consolidated Federal income tax return. For financial reporting purposes, the Company follows FASB Statement No. 109 ("FASB 109"). In accordance with FASB 109, income taxes have been provided at statutory rates in effect during the period. Tax benefits associated with net operating loss carry forwards and other temporary differences that existed at the time Fresh Start reporting was adopted are reflected as an increase to Additional Paid-in Capital in the period in which they were realized.

            The provision for income taxes in the Consolidated Statements of Income (including amounts applicable to extraordinary items) is as follows:


                                                 Years Ended
                              --------------------------------------------------
                                    1997             1996              1995
                              ---------------  ----------------  ---------------
 Current:
     Federal                   $            0   $             0   $       50,000
     State                            380,000           250,000          314,000
 Amounts not payable in cash        1,694,000         2,151,000        2,866,000
                              ---------------  ----------------  ---------------
                               $    2,074,000   $     2,401,000   $    3,230,000
                              ===============  ================  ===============

            The Company's actual income tax payments for the years 1997, 1996 and 1995 were significantly less than the total provision for income taxes because of available net operating loss carry forwards and other tax benefits. The amounts included in the provision for taxes for which no amounts were payable in cash are set forth in the table above.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

 NOTE 8:    INCOME TAXES (cont'd)

            The effective income tax rates varied from the federal statutory rates as follows:


                                               1997         1996         1995
                                           ------------ ------------ -----------
 Federal Tax provision at statutory rates $ 1,787,000 $ 2,094,000 $ 2,832,000 State Income Taxes, Net of Federal Income
    Tax Benefit                                 251,000      165,000     207,000
 Other Permanent Differences                     36,000      142,000     191,000
                                           ------------ ------------ -----------
                                           $  2,074,000 $  2,401,000 $ 3,230,000
                                           ============ ============ ===========
 Effective Income Tax Rate                        39.3%        39.0%       38.8%
                                           ============ ============ ===========

            Significant components of the Company's deferred tax assets and liabilities are as follows at December 31, 1997 and 1996:

                                                                                  (000s omitted)
                                                                          ------------------------------
                                                                               1997             1996
                                                                          --------------   -------------
Deferred Tax Assets and Other:
  Net operating loss carry forwards and other carry forwards              $       22,000   $      19,000
  Suspended passive activity losses                                               34,000          38,000
  Tax basis of assets in excess of Fresh Start estimated fair values              11,000          39,000
                                                                          --------------   -------------
                                                                                  67,000          96,000
                                                                          --------------   -------------
Less: valuation allowance                                                        (31,000)        (24,000)
                                                                          --------------   -------------
                                                                          $       36,000   $      72,000
                                                                          ==============   =============

Deferred Tax Liabilities:
  Negative capital accounts                                               $       33,000   $      41,000
  Tax basis of liabilities in excess of related Fresh Start
      estimated fair values                                                        3,000           3,000
  Tax basis of assets less than related Fresh Start estimated fair values              0          28,000
                                                                          --------------   -------------
                                                                          $       36,000   $      72,000
                                                                          ==============   =============

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 8:     INCOME TAXES (cont'd)

            The valuation reserve against deferred tax assets has been reduced by amounts equivalent to the portions of the tax provisions which are not payable in cash. Corresponding increases have been made to Additional Paid-in Capital.

            As a result of the uncertainties relating to the ultimate utilization of favorable tax attributes described below, the Company has provided a valuation allowance for the remaining excess of the net deferred tax assets as of December 31, 1997 and 1996.

            In addition to regular corporate income tax, corporations are subject to an alternative minimum tax liability to the extent alternative minimum tax exceeds regular tax. The Company will record an alternative minimum tax liability in the year that events and transactions create an alternative minimum tax which is probable of being paid and can be reasonably estimated by the Company. As of December 31, 1997, the Company has estimated that it has net operating loss ("NOL") carry forwards for tax purposes of approximately $64.9 million which if not utilized, expire in the years 2001 through 2013. In the event that current or future 5% shareholders (as defined by the Internal Revenue Code) acquire or dispose of shares, over a defined time period, representing in the aggregate 50% or more of the Company's outstanding shares, a limitation on the use of NOL carry forwards will occur. The Company has also estimated that it has approximately $101.3 million in suspended passive activity losses ("PALs") which may be available to offset future passive and active income. In December 1997 the Company's Board of Directors accelerated the scheduled termination date of transfer restrictions with respect to the sale of the Company's stock. This provision was originally included in the Company's Restated Articles of Incorporation (which, in turn, were included within the Plan of Reorganization) to prevent the potential for an ownership change that would otherwise result in a limitation in the Company's ability to utilize net operating and passive loss carryforwards. As contemplated under the Restated Articles of Incorporation, the Board determined that the transfer restriction was no longer necessary. The Company's determination of its NOLs, PALs, and other tax attributes, as well as its ability to utilize them to reduce taxable income is subject to uncertainties. Although the Company believes that its determinations concerning its tax attributes are supportable under applicable tax laws, there can be no assurance that taxing authorities, upon examination will not argue to the contrary.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 9:     NONRECURRING COSTS

            In 1997, the Company incurred Nonrecurring Costs totaling approximately $827,000. Approximately $400,000 of the charge was due to costs related to the elimination of overlapping functions between Lexford Properties and the Company's previous management services operations. In the second half of 1997 the Company recorded a charge of approximately $427,000 primarily related to costs incurred for the Form S-11 filing for the proposed spinoff of the Company's Rental Properties. The Company has withdrawn this filing as it has determined to maintain its ownership interests in the Rental Properties and seek to qualify as a REIT under the Internal Revenue Code (SEE NOTE 14). At December 31, 1997, the Company had deferred REIT organization costs of approximately $808,000. These costs are included in Prepaids and Other on the Consolidated Balance Sheet.

            In 1995, the Company implemented a corporate restructuring plan and initiated further restructuring in 1996. The Company recorded a charge of approximately $243,000 and $1.5 million in 1996 and 1995, respectively, related to the costs of the restructuring, principally severance and separation costs. Approximately 26 employees were released as a result of the restructurings in 1995 and 1996. In 1996 the Company paid $1.7 million of costs related to the 1995 and 1996 restructuring.

NOTE 10:    COMMITMENTS AND CONTINGENCIES

            Office and Operating Leases

            The Company leases corporate office space under an operating lease which expired in October, 1997 and was extended on a month to month basis beginning November 1, 1997. The Company has an option for five additional terms of three years each. The Company is responsible for the payment of insurance, real estate taxes and operating expenses of the leased facility (SEE NOTE 12). The Company entered into an operating lease for its executive offices which expires December,
            2004. Lexford Properties leases office space in four cities to support its third party management operations. Annual rental requirements are approximately $463,000 in 1998, $282,000 in 1999, $109,000 in 2000, $102,000 in 2001, $108,000 in 2002 and $235,000
            thereafter. The Company also leases various equipment and software, typically over five years, and management offices under operating leases which generally have remaining terms of less than one year. The equipment and software rental requirements are approximately $322,000 in 1998, $231,000 in 1999, $13,200 in 2000 and $12,000 in
            2001. Rent expense for the years ended December 31, 1997, 1996, and 1995, was approximately $1,122,000, $749,000, and $512,000, respectively.

            Mortgage Notes

            In December 1997, the Company entered into a mortgage purchase agreement with a financial institution wherein the lender agreed to purchase outstanding mortgage notes with a balance of $4.8 million on certain Unconsolidated Partnerships. As part of the agreement, the financial institution has a put option whereby the Company has agreed to purchase the mortgage notes at a discounted amount of $3.6 million.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 10:    COMMITMENTS AND CONTINGENCIES (cont'd)

            Litigation

            The Company is involved in various legal actions arising out of the normal course of its business. Management of the Company, based upon knowledge of facts and the advice of counsel, believes potential exposure to loss from legal actions should not result in a material adverse effect on the Company's consolidated financial position.

NOTE 11:    RETIREMENT PLAN

            The Company maintains the Cardinal Realty Services, Inc. Savings Plan (the "Savings Plan") under section 401(k) of the Internal Revenue Code (the "Code"), to which participants may contribute a percentage of their base pay and overtime earnings up to limits established by the Code. The Savings Plan was amended and restated, effective July 1, 1993, to (i) provide for discretionary matching contributions by the Company, (ii) provide for immediate vesting in all Company contributions and (iii) allow loans to participants. Effective December 31, 1995 the Savings Plan was amended to exclude highly compensated employees. Effective July 1, 1996, the Savings Plan was amended to include employees at the Properties as participants, increase the Company match and to allow highly compensated employees to participate in the Plan. The Company contribution amounts to 1% of wages for every 2% of wages contributed by a participant up to a maximum of the lesser of 3% of wages or $2,000 per year. In 1997, 1996, and 1995, the Company's cash contributions amounted to approximately $126,400, $134,000, and $92,000, respectively. The Company's cash contributions are then invested in Company stock held by the Savings Plan Trustee.

NOTE 12:    RELATED PARTY TRANSACTIONS

            The Company is the sole beneficial equity owner of all Rental Properties and is a general partner in the Unconsolidated Partnerships. The Company also serves as the management company for substantially all of the Properties and provides various ancillary services, including a Preferred Resource purchasing program to the Properties and renter's insurance to residents. The Company's fee based revenue, and interest income are derived primarily from Properties affiliated with the Company. Approximately $1.9 million and $4.1 million of the Company's accounts receivable are due from the Unconsolidated Partnerships as of December 31, 1997, and 1996, respectively.

            The Company advanced, net of amounts repaid, to Unconsolidated Partnerships approximately $992,000, $2.6 million, and $8.6 million in 1997, 1996 and 1995, respectively. The majority of the advances relate to operating needs and advances to facilitate the refinancing of the mortgages on the Properties as described in Note 6. Effective October 1, 1995, in conjunction with the favorable terms the Company achieved on its credit facility, the interest rate on these advances was revised to prime plus one percent from principally prime plus six percent. The interest rate on advances may be adjusted in the future based on prevailing market rates.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 12:    RELATED PARTY TRANSACTIONS (cont'd)

            An outside director of the Company is a partner in the law firm which serves as outside general counsel to the Company. Legal fees paid related to services provided to the Company by this law firm were approximately $981,000 in 1997, $286,000 in 1996 and $255,000
            in 1995. The Company had accrued expenses of approximately $176,000 and $105,000 to this law firm at December 31, 1997 and 1996, respectively. In addition, legal fees paid related to debt restructuring and refinancing services provided by this law firm to the Rental Properties and Unconsolidated Partnerships were approximately $99,000 in 1997, $523,000 in 1996, and $739,400 in
            1995.

            Another outside director of the Company has an ownership interest in the lessor of the office facility that houses the Company's operations (SEE NOTE 10).

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 13:      QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                              First              Second               Third              Fourth
                                                             Quarter             Quarter             Quarter            Quarter
                                                         ---------------    -----------------   ------------------  ----------------
Revenues
     1997                                                $    16,830,272    $      17,524,626   $       18,231,947  $    17,780,646
     1996                                                $    14,689,011    $      14,711,256   $       15,709,041  $    20,191,682
Income/(loss) before Extraordinary Item
     1997                                                $     1,276,038    $       1,655,497   $        1,840,975  $    (1,386,398)
     1996                                                $     1,091,350    $         757,284   $          887,034  $     2,634,562
Extraordinary Item, net of Income Taxes
     1997                                                $             0    $        (180,534)  $                0  $             0
     1996                                                $             0    $               0   $                0  $    (1,614,356)
Net Income/(Loss)
     1997                                                $     1,276,038    $       1,474,963   $        1,840,975  $    (1,386,398)
     1996                                                $     1,091,350    $         757,284   $          887,034  $     1,020,206
Earnings per share:<F1>
Basic
     Income/(Loss) before Extraordinary Item
          1997                                           $          0.16    $            0.21   $             0.23  $         (0.16)
          1996                                           $          0.15    $            0.10   $             0.12  $          0.34
     Extraordinary Item
          1997                                           $          0.00    $           (0.02)  $             0.00  $          0.00
          1996                                           $          0.00    $            0.00   $             0.00  $         (0.21)
     Net Income/(Loss)
          1997                                           $          0.16    $            0.19   $             0.23  $         (0.16)
          1996                                           $          0.15    $            0.10   $             0.12  $          0.13
Diluted
     Income/(Loss) before Extraordinary Item
          1997                                           $          0.16    $            0.20   $             0.22  $         (0.16)
          1996                                           $          0.14    $            0.10   $             0.11  $          0.32
     Extraordinary Item
          1997                                           $          0.00    $           (0.02)  $             0.00  $          0.00
          1996                                           $          0.00    $            0.00   $             0.00  $         (0.20)
     Net Income/(Loss)
          1997                                           $          0.16    $            0.18   $             0.22  $         (0.16)
          1996                                           $          0.14    $            0.10   $             0.11  $          0.13

<F1>      The 1996 and the  first  three  quarters  of 1997  Earnings  per share amounts have been restated to comply with Statement of Financial Accounting Standards No. 128, Earnings Per Share. Also see Note 14 - Subsequent Events regarding two for one stock exchange.

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

NOTE 14:    SUBSEQUENT EVENTS

            In December 1997, the Company announced that it would seek to qualify and elect to be taxed as a REIT in 1998. In connection with this decision, the Company established a new entity known as Lexford Residential Trust (the "Trust") and in January 1998 caused the Trust to file a Form S-4 Registration Statement with the Securities and Exchange Commission relating to the proposed merger of the Company with and into the Trust. The Trust expects to be taxed as a REIT. On March 3, 1998, the shareholders of the Company approved the merger of the Company with and into the Trust. The terms of the merger transaction provide that each share of the Company's common stock be canceled and converted to two common shares of beneficial interest in the Trust. The merger became effective on March 18, 1998. Shareholders of the Company who did not vote in favor of the merger were entitled to exercise dissenter's rights through March 13, 1998. As of March 18, 1998 the Company had not received notice of the exercise of any such dissenter's rights. All share and earnings per common share amounts disclosed in the Consolidated Financial Statements and the notes thereto have been restated giving retroactive effect to the two for one stock exchange.

            In connection with the Company's decision to elect REIT status, the Company initiated a plan ("the Consolidation Plan"), the purpose of which was to minimize third party interests in the entities owning the Unconsolidated Partnerships. As of March 3, 1998, the Company has acquired the entire third party ownership interests in 287 Unconsolidated Partnerships (the "Consolidating Properties"). The Company has made cash payments to former partners of the 287 Unconsolidated Partnerships totaling $21.3 million. The Company intends to pursue the acquisition of the third party interests in all or a substantial portion of the remaining Unconsolidated Partnerships. The Consolidation Plan will significantly change the financial statements of the Company. The Investments in and Advances to Unconsolidated Partnerships of $57.1 million at December 31, 1997, and the related interest income derived from such investments and Fee Based Income earned from managing the properties will be almost entirely eliminated as the formerly Unconsolidated Partnerships are consolidated in the financial statements of the Company. In addition, upon qualification and maintaining REIT status, the Company will no longer record a provision for income taxes.

            On March 13, 1998,  the Company  negotiated  a  settlement  with the prior shareholders of Lexford Properties whereby 300,000 of the 900,000 shares subject to forfeiture were released in exchange for the forfeiture of the remaining 600,000 shares (see Note 1 "Lexford Properties Acquisition"). The agreement was a result of the Company's decision to elect REIT status which would impact the third party management business and the ability of Lexford Properties to achieve the profitability criteria necessary for the release of the shares subject to forfeiture. The release of the 300,000 shares will result in a $3.0 million charge in the first quarter of 1998.

                                                                     SCHEDULE II

                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc., formerly Cardinal Realty Services, Inc.)

                        VALUATION AND QUALIFYING ACCOUNTS

                 FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                        Allowance for Doubtful Accounts
                                                            -------------------------------------------------------
                                                                  1997               1996               1995
----------------------------------------------------------  ----------------  ------------------  -----------------
Balance at Beginning of Period                              $      3,691,117  $        3,414,943  $       2,276,074

    Add:  Charged to Costs and Expenses:

           Recovery of Allowances                                          0            (300,000)                 0
           Allowances associated with Loan Fees                            0                   0            291,164
           Other Allowances                                          389,361             803,421            847,705

    Less:  Account Charge Offs                                      (533,256)           (227,247)                 0
                                                            ----------------  ------------------  -----------------
Balance at End of Period                                    $      3,547,222  $        3,691,117  $       3,414,943
                                                            ================  ==================  =================

                                       39

--------------------------------------------------------------------------------------------------------------------------------
                                                                    SCHEDULE III
                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc. formerly Cardinal Realty Services, Inc.)

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1997
-----------------------------------------------------------------------------------------------------------------------------
          COLUMN A                |     COLUMN B             |            COLUMN C         |            COLUMN D
--------------------------------------------------------------------------------------------------------------------------
         DESCRIPTION -            |                          |                             |       COSTS CAPITALIZED
    (ALL GARDEN APARTMENTS)       |    ENCUMBRANCES          | INITIAL COST TO THE COMPANY |   SUBSEQUENT TO ACQUISITION
--------------------------------------------------------------------------------------------------------------------------
                                  |                          |                             |
                                  |                   AT     |                             |
                                  |     AT          STATED   |                BUILDINGS    |
                                  | CONTRACTUAL    CARRYING  |                    &        |                     CARRYING
    PROPERTY NAME             ST  |    VALUE        VALUE    |    LAND       IMPROVEMENTS  |       IMPROVEMENTS    COSTS
--------------------------------------------------------------------------------------------------------------------------

GLENVIEW                      AL       1,709,168     1,709,168       178,221       1,784,904         11,948         0
BEL AIRE II                   FL       1,184,188       435,852        81,451         287,059          7,149         0
BLUEBERRY HILL                FL         761,259       761,259        63,610         362,610         38,063         0
CALIFORNIA GARDENS            FL       1,160,100       582,868        96,067         521,414         11,725         0
CANTERBURY CROSSING           FL       1,422,021       676,003        78,303         385,838          9,360         0
CENTRE LAKE I, II & III       FL       4,889,630     4,889,630     1,210,779       3,116,732         68,104         0
FOREST GLEN                   FL       1,118,325     1,118,325       229,086         994,552         29,840         0
GARDEN TERRACE I              FL         612,875       612,875        89,123         801,137         98,214         0
HERON POINTE                  FL       1,637,264     1,637,264       367,599       1,440,838         62,162         0
HIDDEN ACRES                  FL       1,674,287     1,674,287       388,349       1,136,083         30,846         0
HILLSIDE TRACE                FL       1,088,000     1,088,000       197,277         833,232          5,764         0
HOLLY SANDS II                FL       1,054,940     1,054,940       231,970         943,482         78,939         0
JEFFERSON WAY                 FL       1,045,792     1,045,792       116,366       1,062,590         28,688         0
JUPITER COVE I                FL       1,360,455     1,133,250       219,698         805,001          9,439         0
JUPITER COVE III              FL       1,434,204     1,434,204       285,929       1,026,413          8,443         0
MARK LANDING I                FL       1,329,188     1,329,188       250,827       1,481,543         58,239         0
MIGUEL PLACE                  FL       1,493,801     1,493,801       237,234       1,125,414         14,504         0
OAK GARDENS                   FL       2,707,634     1,857,319       582,419       1,758,597         11,050         0
OAKWOOD VILLAGE               FL         748,356       314,278       103,045         566,398         26,493         0
PELICAN POINTE I              FL       1,337,084     1,337,084       221,311       1,204,527         33,502         0
PELICAN POINTE II             FL       1,023,399     1,023,399       158,390       1,190,595         36,446         0
PINE BARRENS                  FL       1,538,535     1,538,535       302,399       1,405,048         76,590         0
RIVERS END II                 FL       1,161,409     1,161,409       160,894         936,779         20,100         0
SKY PINES II                  FL         909,906       909,906       266,498         676,283         76,635         0
SUNSET WAY I                  FL       1,665,024     1,665,024       621,326       1,353,585         27,225         0
SUNSET WAY II                 FL       2,694,057     2,131,279       649,409       1,678,049         24,364         0
THYMEWOOD II                  FL       1,692,441       836,509       429,480         731,592         16,512         0
WHISPERING PINES II           FL         627,822       627,822        71,433         505,435          8,800         0
WINDWOOD I                    FL         599,612       599,612        24,569         457,382         52,283         0
COLONY WOODS II               GA       1,581,032     1,581,032       273,901       1,556,452          4,509         0
GLEN ARM MANOR                GA       1,200,000     1,200,000       148,679       1,274,345         68,736         0
GLENWOOD VILLAGE              GA       1,518,815       887,795       156,445       1,000,148          8,820         0
HATCHERWAY                    GA         965,525       965,525       111,336       1,102,856         29,093         0
INDIAN LAKE I & II            GA       4,557,695     4,557,695       898,265       5,262,660         33,694         0
KINGS COLONY                  GA       2,098,525     1,506,804       237,393       1,723,165         17,690         0
LAKESHORE I                   GA       1,256,570     1,256,570        45,846         995,214         36,755         0
LAUREL GLEN                   GA       1,730,108     1,730,108       265,974       1,627,699         50,551         0
MARSHLANDING II               GA         972,993       925,655        28,851         918,445         14,918         0
MILL RUN                      GA       1,274,864     1,274,864       187,772       1,260,209         70,545         0


                                       40

------------------------------------------------------------------------------------------------------------------------------
                                                                    SCHEDULE III
                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc. formerly Cardinal Realty Services, Inc.)

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1997
----------------------------------------------------------------------------------------------------------------------------
          COLUMN A                |      COLUMN B             |            COLUMN C         |            COLUMN D
----------------------------------------------------------------------------------------------------------------------------
         DESCRIPTION -            |                           |                             |       COSTS CAPITALIZED
    (ALL GARDEN APARTMENTS)       |     ENCUMBRANCES          | INITIAL COST TO THE COMPANY |   SUBSEQUENT TO ACQUISITION
----------------------------------------------------------------------------------------------------------------------------
                                  |                           |                             |
                                  |                    AT     |                             |
                                  |      AT          STATED   |                BUILDINGS    |
                                  |  CONTRACTUAL    CARRYING  |                    &        |                    CARRYING
    PROPERTY NAME             ST  |     VALUE        VALUE    |    LAND       IMPROVEMENTS  |       IMPROVEMENTS   COSTS
---------------------------------------------------------------------------------------------------------------------------



RAMBLEWOOD II                 GA        1,870,245     1,870,245      264,381       1,906,078         12,359         0
STEWART WAY I                 GA        1,387,052     1,387,052      260,869       1,614,962         66,645         0
STEWART WAY II                GA        1,244,267     1,244,267      215,612       1,468,190         41,638         0
VALLEYBROOK                   GA        1,568,241     1,568,241      129,440       1,353,762         38,062         0
WILLCREST WOODS               GA        1,060,687     1,060,687      245,513       1,189,165         69,577         0
BRADFORD PLACE                IL        1,173,564       883,185      215,924         719,156          9,994         0
BRUNSWICK APTS                IL        1,432,000     1,432,000       53,500       1,644,920         16,323         0
HUNTER GLEN                   IL        1,022,337     1,022,337      256,720       1,461,719          8,529         0
 CADIA COURT II               IN        1,862,018     1,862,018      398,032       1,668,862         19,968         0
APPLEGATE APTS II             IN        1,256,575     1,256,575      163,470       1,815,278         20,993         0
ARAGON WOODS                  IN        1,136,613     1,136,613      298,431       1,248,762         12,454         0
CAMBRIDGE COMMONS III         IN                0             0        1,087       1,306,118         23,322         0
CHERRY GLEN I                 IN        1,369,733     1,369,733      203,862       1,465,002         15,084         0
CHERRY GLENN II               IN        1,115,664     1,115,664        4,343       1,731,393         17,319         0
DOGWOOD GLEN I                IN        1,779,466     1,779,466      248,246       1,427,201         36,170         0
ELMTREE PARK I                IN        1,200,137     1,200,137      208,426       1,308,102          9,396         0
ELMTREE PARK II               IN        1,040,873     1,040,873       45,751       1,107,766          9,531         0
MARABOU MILLS II              IN        1,009,103     1,009,103       84,391       1,190,609         10,654         0
MARABOU MILLS III             IN        1,196,481     1,196,481       75,122       1,099,183         30,972         0
MARIBOU MILLS                 IN        1,451,240     1,451,240      179,704       1,570,450         17,585         0
MEADOWOOD II                  IN          744,494       744,494       61,771       1,193,299         18,315         0
RIDGEWOOD                     IN        1,207,481     1,207,481      100,300       1,320,200          8,200         0
RIDGEWOOD II & III            IN        1,364,345     1,364,345      100,795       1,564,956         11,831         0
ROSEWOOD COMMONS II           IN        1,280,756     1,280,756      121,194       1,172,776         26,240         0
SHERBROOK                     IN        1,202,138     1,202,138      141,991       1,254,354         32,218         0
SPICEWOOD APT                 IN        1,029,011     1,029,011       90,619       1,025,442         28,571         0
WILLOWOOD II                  IN        1,148,500     1,148,500      149,671       1,310,162         64,383         0
CEDARGATE II                  KY        1,160,000     1,160,000      123,475         966,198         26,454         0
CEDARWOOD II                  KY        1,012,738     1,012,738      173,648         913,048         31,399         0
CEDARWOOD III                 KY          877,391       877,391      122,917         966,624         31,238         0
HAYFIELD PARK                 KY        1,603,515     1,603,515      341,799       1,680,717         52,787         0
SPRINGWOOD                    KY          827,693       827,693       85,723         844,029         34,466         0
CHERRY TREE APT               MD        2,154,213     2,154,213      623,153       2,711,201         44,484         0
FORSYTHIA COURT II            MD        2,385,060     1,786,419      283,697       1,597,543         14,337         0
MERRIFIELD                    MD        2,102,577     2,102,577      210,294       2,271,824         23,169         0
GARDEN COURT                  MI        2,173,656     2,173,656      127,573       2,247,404         18,534         0
HEATHMOORE I                  MI        1,590,427     1,590,427      128,605       1,329,672         25,865         0
LAUREL BAY                    MI          903,500       903,500      164,159       1,160,480          8,953         0
NEWBERRY II                   MI        1,295,979       733,305       91,315         715,532          5,843         0


                                       41

----------------------------------------------------------------------------------------------------------------------------
                                                                    SCHEDULE III
                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc. formerly Cardinal Realty Services, Inc.)

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1997
----------------------------------------------------------------------------------------------------------------------------
          COLUMN A                |      COLUMN B             |            COLUMN C         |            COLUMN D
----------------------------------------------------------------------------------------------------------------------------
         DESCRIPTION -            |                           |                             |       COSTS CAPITALIZED
    (ALL GARDEN APARTMENTS)       |     ENCUMBRANCES          | INITIAL COST TO THE COMPANY |   SUBSEQUENT TO ACQUISITION
----------------------------------------------------------------------------------------------------------------------------
                                  |                           |                             |
                                  |                    AT     |                             |
                                  |      AT          STATED   |                BUILDINGS    |
                                  |  CONTRACTUAL    CARRYING  |                    &        |                    CARRYING
    PROPERTY NAME             ST  |     VALUE        VALUE    |    LAND       IMPROVEMENTS  |       IMPROVEMENTS   COSTS
----------------------------------------------------------------------------------------------------------------------------


AMBERWOOD                     OH          902,458       902,458      171,878       1,003,228         10,388         0
AMESBURY I                    OH        1,248,882     1,248,882      136,179       1,133,012         25,711         0
AMESBURY II                   OH        1,314,616     1,314,616      168,000       1,621,000         29,660         0
ANNHURST II                   OH        1,106,590     1,182,406      123,397       1,006,847         43,349         0
ANNHURST III                  OH          935,760       935,760       70,246       1,003,822         50,596         0
APPLERIDGE I                  OH        1,053,897     1,053,897      214,233         912,594         32,571         0
ASHFORD HILLS                 OH        1,400,000     1,400,000      359,522       1,260,948         50,205         0
CLEARWATER APTS               OH        1,053,902     1,053,902      132,478       1,045,131         33,881         0
DARTMOUTH PLACE II            OH          878,578       878,578      114,393       1,135,027         18,752         0
FOXHAVEN                      OH        1,871,766     1,871,766      403,075       1,657,128         25,040         0
HARVEST GROVE I               OH        1,375,970     1,375,970      225,001       1,276,072          4,741         0
HARVEST GROVE II              OH        1,110,103     1,110,103      251,000       1,201,600         16,167         0
LINDENDALE APTS               OH        1,422,218     1,422,218      188,724       1,717,434         27,436         0
MEADOWOOD                     OH          472,439       472,439       50,520         573,536          9,593         0
MONTROSE SQUARE               OH        1,778,276     1,778,276      568,914       2,184,937         25,587         0
PICKERINGTON MEADOWS          OH        1,177,725     1,177,725      150,000       1,200,000         12,719         0
RED DEER II                   OH        1,234,575     1,234,575      235,173       1,474,820         10,825         0
RIVER GLEN I                  OH        1,069,821     1,069,821      146,287       1,287,027         10,341         0
RIVER GLEN II                 OH        1,175,707     1,175,707      178,568       1,230,268          3,935         0
RIVERVIEW ESTATES             OH        1,374,578     1,374,578       74,073       1,609,026         60,626         0
SUFFOLK GROVE II              OH        1,082,115     1,082,115      154,263       1,248,211         14,648         0
THE WILLOWS I                 OH          589,511       589,511      157,611         761,576         28,428         0
THE WILLOWS III               OH          877,710       877,710       44,602         871,216         11,338         0
WILLOWOOD II                  OH          944,544       944,544       35,657         622,170          9,183         0
WINTHROP COURT II             OH          754,613       754,613      145,906         825,115         17,310         0
SHERBROOK                     PA        1,361,339     1,361,339      355,188       1,492,285         21,350         0
WOODLANDS II                  PA        1,168,417     1,168,417      118,447       1,346,599         20,173         0
RAVENWOOD                     SC        1,672,542     1,672,542      169,601       1,507,589          7,532         0
SPRINGBROOK                   SC        1,730,569     1,730,569      120,467       1,762,353         51,993         0
WILLOW LAKE                   SC        2,084,584     2,084,584      188,704       1,738,232          8,820         0
CEDARHILL                     TN        1,476,915     1,476,915      235,269       1,331,238         43,030         0
WALKER PLACE                  TX        1,183,000     1,183,000      269,890       1,196,059              0         0
BRUNSWICK II                  WV        1,324,332     1,324,332      104,000       1,696,000         18,094         0
                                  ---------------------------------------------------------- -------------------------------
TOTALS                               $150,284,725  $142,636,874  $23,124,313    $143,768,544     $3,064,622        $0
                                  ========================================================== ===============================

                                       42
                                                                    SCHEDULE III
                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc. formerly Cardinal Realty Services, Inc.)

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1997

------------------------------------------------------------------------------------------------------------------------------------
            COLUMN A           |               COLUMN E                 |    COLUMN F    |   COLUMN G  |COLUMN H   |    COLUMN I
-----------------------------------------------------------------------------------------------------------------------------------
                               |                                        |                |             |           |
                               |                                        |                |             |           |
                               |   GROSS AMOUNT AT WHICH CARRIED AT     |                |             |           |
          DESCRIPTION -        |  CLOSE OF PERIOD, DECEMBER 31, 1997    |                |             |           |
     (ALL GARDEN APARTMENTS)   |           NOTES (1) AND (2)            |                |             |           |   LIFE ON
-------------------------------|----------------------------------------|                |    DATE     |           |    WHICH
                               |            |   BUILDINGS & |           |  ACCUMULATED   |     OF      |     DATE  | DEPRECIATION
        PROPERTY NAME       ST |   LAND     |  IMPROVEMENTS |   TOTAL   |  DEPRECIATION  | CONSTRUCTION|   ACQUIRED| IS COMPUTED
-------------------------------|--------------------------------------------------------------------------------------------------



GLENVIEW                     AL      178,221      1,608,261     1,786,482       105,648      8/1/86          N/A            31
BEL AIRE II                  FL       81,451        402,530       483,981        27,238      1/1/86          N/A            30
BLUEBERRY HILL               FL       63,610        400,114       463,724        25,320     12/1/86          N/A            31
CALIFORNIA GARDENS           FL       96,067        407,896       503,963        26,405      7/1/87          N/A            32
CANTERBURY CROSSING          FL       78,303        555,560       633,863        40,298     12/1/83          N/A            28
CENTRE LAKE I, II & III      FL    1,210,779      3,171,034     4,381,813       212,759      6/1/86          N/A            30
FOREST GLEN                  FL      229,086        932,862     1,161,948        63,594      1/1/86          N/A            30
GARDEN TERRACE I             FL       89,123        898,117       987,240        72,068      9/1/81          N/A            26
HERON POINTE                 FL      367,599      1,459,693     1,827,292        99,632      1/1/86          N/A            30
HIDDEN ACRES                 FL      388,349        467,556       855,905        31,473      1/1/87          N/A            31
HILLSIDE TRACE               FL      197,277        837,712     1,034,989        53,029      9/1/87          N/A            32
HOLLY SANDS II               FL      231,970      1,001,290     1,233,260        73,551      6/1/86          N/A            30
JEFFERSON WAY                FL      116,366      1,069,855     1,186,221        67,887      8/1/87          N/A            32
JUPITER COVE I               FL      219,698        887,389     1,107,087        56,580      9/1/87          N/A            32
JUPITER COVE III             FL      285,929      1,033,274     1,319,203        65,626      9/1/87          N/A            32
MARK LANDING I               FL      250,827      1,537,499     1,788,326       107,681     11/1/87          N/A            32
MIGUEL PLACE                 FL      237,234      1,098,108     1,335,342        69,936     10/1/87          N/A            32
OAK GARDENS                  FL      582,419      1,260,153     1,842,572        79,905      1/1/88          N/A            32
OAKWOOD VILLAGE              FL      103,045        236,593       339,638        16,522      1/1/86          N/A            30
PELICAN POINTE I             FL      221,311      1,236,173     1,457,484        78,872     11/1/87          N/A            32
PELICAN POINTE II            FL      158,390      1,148,174     1,306,564        73,232     11/1/87          N/A            32
PINE BARRENS                 FL      302,399      1,479,473     1,781,872       101,261      6/1/86          N/A            30
RIVERS END II                FL      160,894        928,416     1,089,310        62,320      1/1/86          N/A            30
SKY PINES II                 FL      266,498        751,876     1,018,374        58,412      6/1/86          N/A            30
SUNSET WAY I                 FL      621,326      1,378,724     2,000,050        88,703      8/1/87          N/A            32
SUNSET WAY II                FL      649,409      1,499,675     2,149,084        93,991     4/27/88          N/A            32
THYMEWOOD II                 FL      429,480        379,444       808,924        26,709      1/1/86          N/A            30
WHISPERING PINES II          FL       71,433        513,456       584,889        34,589     3/31/86          N/A            30
WINDWOOD I                   FL       24,569        508,960       533,529        32,352      5/1/88          N/A            32
COLONY WOODS II              GA      273,901      1,506,624     1,780,525        93,704     3/28/88          N/A            32
GLEN ARM MANOR               GA      148,679      1,207,004     1,355,683        93,390      1/1/86          N/A            30
GLENWOOD VILLAGE             GA      156,445        665,292       821,737        43,496     12/1/86          N/A            31
HATCHERWAY                   GA      111,336      1,099,966     1,211,302        76,588      1/1/86          N/A            30
INDIAN LAKE I & II           GA      898,265      4,907,355     5,805,620       312,759     8/11/87          N/A            32
KINGS COLONY                 GA      237,393      1,244,186     1,481,579        78,687    11/15/87          N/A            32
LAKESHORE I                  GA       45,846        930,784       976,630        62,944     6/20/86          N/A            31
LAUREL GLEN                  GA      265,974      1,675,742     1,941,716       111,052      4/4/86          N/A            30
MARSHLANDING II              GA       28,851        894,596       923,447        58,396    12/31/86          N/A            31
MILL RUN                     GA      187,772      1,328,812     1,516,584        93,353     4/14/86          N/A            30


                                       43

                                                                    SCHEDULE III
                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc. formerly Cardinal Realty Services, Inc.)

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1997

-----------------------------------------------------------------------------------------------------------------------------------
            COLUMN A            |               COLUMN E                 |    COLUMN F    |   COLUMN G  |  COLUMN H |    COLUMN I
-----------------------------------------------------------------------------------------------------------------------------------
                                |                                        |                |             |           |
                                |                                        |                |             |           |
                                |   GROSS AMOUNT AT WHICH CARRIED AT     |                |             |           |
          DESCRIPTION -         |  CLOSE OF PERIOD, DECEMBER 31, 1997    |                |             |           |
     (ALL GARDEN APARTMENTS)    |           NOTES (1) AND (2)            |                |             |           |   LIFE ON
--------------------------------|----------------------------------------|                |    DATE     |           |    WHICH
                                |            |   BUILDINGS & |           |  ACCUMULATED   |     OF      |     DATE  | DEPRECIATION
        PROPERTY NAME       ST  |   LAND     |  IMPROVEMENTS |   TOTAL   |  DEPRECIATION  | CONSTRUCTION|   ACQUIRED| IS COMPUTED
-----------------------------------------------------------------------------------------------------------------------------------



RAMBLEWOOD II                GA      264,381      1,775,754     2,040,135       115,118     10/1/86          N/A            31
STEWART WAY I                GA      260,869      1,667,283     1,928,152       123,098      1/1/86          N/A            30
STEWART WAY II               GA      215,612      1,507,566     1,723,178       103,151     12/1/86          N/A            31
VALLEYBROOK                  GA      129,440      1,389,738     1,519,178        94,215    10/15/86          N/A            31
WILLCREST WOODS              GA      245,513      1,225,269     1,470,782        90,474    12/31/86          N/A            31
BRADFORD PLACE               IL      215,924        625,791       841,715        41,522     7/23/86          N/A            31
BRUNSWICK APTS               IL       53,500      1,623,865     1,677,365       108,240      4/1/86          N/A            30
HUNTER GLEN                  IL      256,720      1,322,878     1,579,598        85,599      3/1/87          N/A            31
ACADIA COURT II              IN      398,032      1,620,669     2,018,701       107,109      6/6/86          N/A            30
APPLEGATE APTS II            IN      163,470      1,833,474     1,996,944       119,714      6/1/87          N/A            31
ARAGON WOODS                 IN      298,431      1,183,847     1,482,278        76,700    12/26/86          N/A            31
CAMBRIDGE COMMONS III        IN        1,087      1,195,015     1,196,102        73,622     1/29/88          N/A            32
CHERRY GLEN I                IN      203,862      1,465,277     1,669,139        96,609     7/10/86          N/A            31
CHERRY GLENN II              IN        4,343      1,698,391     1,702,734       109,846      4/1/87          N/A            31
DOGWOOD GLEN I               IN      248,246      1,320,813     1,569,059        85,730     7/18/86          N/A            31
ELMTREE PARK I               IN      208,426      1,181,214     1,389,640        77,970      6/8/86          N/A            30
ELMTREE PARK II              IN       45,751      1,115,030     1,160,781        71,553      5/1/87          N/A            31
MARABOU MILLS II             IN       84,391      1,153,343     1,237,734        71,073       N/A          10/29/93         33
MARABOU MILLS III            IN       75,122      1,128,403     1,203,525        71,606     12/1/87          N/A            32
MARIBOU MILLS                IN      179,704      1,585,615     1,765,319       108,653     6/23/86          N/A            31
MEADOWOOD II                 IN       61,771      1,058,489     1,120,260        71,408     5/30/86          N/A            30
RIDGEWOOD                    IN      100,300      1,328,399     1,428,699        63,215       N/A           8/1/96          30
RIDGEWOOD II & III           IN      100,795      1,427,169     1,527,964        96,160      3/1/86          N/A            30
ROSEWOOD COMMONS II          IN      121,194      1,197,210     1,318,404        77,135      6/1/87          N/A            31
SHERBROOK                    IN      141,991      1,233,871     1,375,862        81,970     6/16/86          N/A            31
SPICEWOOD APT                IN       90,619      1,009,511     1,100,130        68,058     3/16/86          N/A            30
WILLOWOOD II                 IN      149,671      1,264,887     1,414,558        80,911      6/1/87          N/A            31
CEDARGATE II                 KY      123,475        893,838     1,017,313        59,175      6/1/86          N/A            30
CEDARWOOD II                 KY      173,648        913,492     1,087,140        61,848      1/1/86          N/A            30
CEDARWOOD III                KY      122,917        996,373     1,119,290        70,068     5/20/86          N/A            30
HAYFIELD PARK                KY      341,799      1,558,181     1,899,980       103,526     7/17/86          N/A            31
SPRINGWOOD                   KY       85,723        877,194       962,917        60,728      1/1/86          N/A            30
CHERRY TREE APT              MD      623,153      2,470,168     3,093,321       161,679      9/1/86          N/A            31
FORSYTHIA COURT II           MD      283,697      1,484,064     1,767,761        94,891      6/1/87          N/A            31
MERRIFIELD                   MD      210,294      2,219,004     2,429,298       139,664     1/11/88          N/A            32
GARDEN COURT                 MI      127,573      2,177,868     2,305,441       137,211     4/22/88          N/A            32
HEATHMOORE I                 MI      128,605      1,216,286     1,344,891        80,094     7/31/86          N/A            31
LAUREL BAY                   MI      164,159      1,079,514     1,243,673        76,263     10/1/89          N/A            34
NEWBERRY II                  MI       91,315        631,930       723,245        41,777    12/26/86          N/A            31


                                       44

                                                                    SCHEDULE III
                         LEXFORD, INC. AND SUBSIDIARIES
            (Lexford, Inc. formerly Cardinal Realty Services, Inc.)

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1997

-----------------------------------------------------------------------------------------------------------------------------------
            COLUMN A           |               COLUMN E                 |    COLUMN F    |   COLUMN G  |COLUMN H   |    COLUMN I
-----------------------------------------------------------------------------------------------------------------------------------
                               |                                        |                |             |           |
                               |                                        |                |             |           |
                               |   GROSS AMOUNT AT WHICH CARRIED AT     |                |             |           |
          DESCRIPTION -        |  CLOSE OF PERIOD, DECEMBER 31, 1997    |                |             |           |
     (ALL GARDEN APARTMENTS)   |           NOTES (1) AND (2)            |                |             |           |   LIFE ON
-------------------------------|----------------------------------------|                |    DATE     |           |    WHICH
                               |            |   BUILDINGS & |           |  ACCUMULATED   |     OF      |     DATE  | DEPRECIATION
        PROPERTY NAME       ST |   LAND     |  IMPROVEMENTS |   TOTAL   |  DEPRECIATION  | CONSTRUCTION|   ACQUIRED| IS COMPUTED
-----------------------------------------------------------------------------------------------------------------------------------



AMBERWOOD                    OH      171,878      1,012,070     1,183,948        64,544     10/1/87          N/A            32
AMESBURY I                   OH      136,179      1,043,969     1,180,148        72,912     2/17/86          N/A            30
AMESBURY II                  OH      168,000      1,648,162     1,816,162       112,361       N/A          09/26/95         30
ANNHURST II                  OH      123,397      1,171,504     1,294,901        75,772      7/1/86          N/A            31
ANNHURST III                 OH       70,246      1,028,853     1,099,099        62,381      5/5/88          N/A            32
APPLERIDGE I                 OH      214,233        742,825       957,058        52,819      1/1/87          N/A            28
ASHFORD HILLS                OH      359,522        975,907     1,335,429        65,009     6/23/86          N/A            31
CLEARWATER APTS              OH      132,478        986,621     1,119,099        68,625     11/1/86          N/A            31
DARTMOUTH PLACE II           OH      114,393      1,097,803     1,212,196        73,083     7/18/86          N/A            31
FOXHAVEN                     OH      403,075      1,588,159     1,991,234       106,636     8/18/86          N/A            31
HARVEST GROVE I              OH      225,001      1,162,235     1,387,236        76,172      9/8/86          N/A            31
HARVEST GROVE II             OH      251,000      1,215,915     1,466,915        81,044       N/A          09/26/95         30
LINDENDALE APTS              OH      188,724      1,660,305     1,849,029       107,245      3/1/87          N/A            31
MEADOWOOD                    OH       50,520        582,245       632,765        39,060      1/1/86          N/A            30
MONTROSE SQUARE              OH      568,914      2,185,903     2,754,817       146,705      1/1/87          N/A            30
PICKERINGTON MEADOWS         OH      150,000      1,210,870     1,360,870        79,996       N/A          03/29/95         30
RED DEER II                  OH      235,173      1,391,719     1,626,892        89,220      8/1/87          N/A            32
RIVER GLEN I                 OH      146,287      1,255,066     1,401,353        81,434      4/1/87          N/A            31
RIVER GLEN II                OH      178,568      1,200,194     1,378,762        75,784     11/1/87          N/A            32
RIVERVIEW ESTATES            OH       74,073      1,667,173     1,741,246       122,226      1/1/87          N/A            28
SUFFOLK GROVE II             OH      154,263      1,203,575     1,357,838        77,257      6/1/87          N/A            31
THE WILLOWS I                OH      157,611        768,235       925,846        59,083      1/1/87          N/A            28
THE WILLOWS III              OH       44,602        845,236       889,838        55,820      7/1/87          N/A            32
WILLOWOOD II                 OH       35,657        605,790       641,447        39,875      8/1/86          N/A            31
WINTHROP COURT II            OH      145,906        840,546       986,452        56,194     2/25/86          N/A            30
SHERBROOK                    PA      355,188      1,448,955     1,804,143        94,750    12/20/86          N/A            31
WOODLANDS II                 PA      118,447      1,302,332     1,420,779        84,609      3/1/87          N/A            31
RAVENWOOD                    SC      169,601      1,512,798     1,682,399        96,793      5/7/87          N/A            31
SPRINGBROOK                  SC      120,467      1,744,503     1,864,970       123,541     6/13/86          N/A            30
WILLOW LAKE                  SC      188,704      1,763,237     1,951,941       114,007    12/12/86          N/A            31
CEDARHILL                    TN      235,269      1,268,996     1,504,265        82,286     5/30/86          N/A            30
WALKER PLACE                 TX      269,890      1,194,215     1,464,105        74,399     1/25/88          N/A            32
BRUNSWICK II                 WV      104,000      1,712,076     1,816,076       112,799       N/A          09/26/95         30
                                -------------------------------------------------------
TOTALS                           $23,124,313   $138,244,903  $161,369,216    $9,151,786
                                =======================================================

                                       45

                         LEXFORD, INC. AND SUBSIDIARIES
                              NOTES TO SCHEDULE III
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


Note (1) Schedule III Reconciliation:                                 1997                   1996                  1995
                                                               -------------------    ------------------     -----------------

    Balance as of beginning of year                            $       161,569,924     $     164,334,055      $    166,430,698  (4)
          Additions during the year:
          Acquisitions of Property                                               0             1,420,501             6,391,600
          Costs Capitalized                                              2,355,122               702,056                     0

           Deductions during the year:
               Disposals through foreclosure                                     0            (4,886,688)           (3,380,382)
               Disposals through sales                                  (2,555,830)                    0                     0
               Other (4)                                                         0                     0              (937,482)
               Application of Income from the Effective
               Date through December 31, 1995 upon full
               consolidation from "Held for Sale"
               classification                                                    0                     0            (4,170,379)

                                                               -------------------    ------------------     -----------------
     Balance at close of year:                                         161,369,216           161,569,924           164,334,055
                                                               -------------------    ------------------     -----------------
          Other:
               Furniture and Fixtures                                            0                     0             3,368,617
               Application of Income from the Effective
               Date through December 31, 1995 upon full
               consolidation from "Held for Sale"
               classification                                                    0                     0            (3,368,617)
                                                               -------------------    ------------------     -----------------
     Balance, Rental Properties                                $       161,369,216     $     161,569,924      $    164,334,055
          December 31, 1997, 1996, 1995, respectively          ===================    ==================     =================

   Note (2)   Tax basis of assets:
              The tax basis for federal income tax purposes in Rental Properties was approximately $106,963,000 at December 31, 1997.

   Note (3)   Depreciation:
              No depreciation has been provided for the period September 11, 1992 (Effective Date) to December 31, 1995 as the assets were held for sale (SEE NOTES 1 AND 2 TO CONSOLIDATED FINANCIAL STATEMENTS).

   Note (4) Correction of interest recorded in prior years; such interest was capitalized during the period the Rental Properties were classified as Held for Sale and therefore has no impact on equity.